                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                     The Bank of New York Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[THE BANK OF NEW YORK COMPANY LOGO]          One Wall Street, New York, NY 10286
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

of The Bank of New York Company, Inc. (the "Company")

WHERE: AT THE BANK OF NEW YORK, 101 BARCLAY STREET, NEW YORK, NEW YORK.
WHEN: ON TUESDAY, MAY 13, 2003, 10:00 A.M. LOCAL TIME.

TO VOTE ON THE FOLLOWING MATTERS:

     1. To elect thirteen directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;

     2. To ratify the appointment by the Audit and Examining Committee of the Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year;

     3. To approve the Company's 2003 Long-Term Incentive Plan;

     4. To approve the Company's 2004 Management Incentive Compensation Plan;

     5. To consider a shareholder proposal with respect to political contributions; and

     6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Shareholders of record at the close of business on March 24, 2003 will be entitled to notice of and to vote at the Annual Meeting or any adjournment.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. PLEASE VOTE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, SO THAT YOUR VOTE MAY BE RECORDED.

You can vote by:

     - Internet;
     - telephone; or
     - completing, dating, signing and mailing the enclosed proxy card promptly in the return envelope provided.

We hope you will be able to attend.

By order of the Board of Directors,

/s/ Thomas A. Renyi                        /s/ J. Michael Shepherd

Thomas A. Renyi                               J. Michael Shepherd
Chairman of the Board                         Secretary

March 31, 2003

                               TABLE OF CONTENTS

Notice of Annual Meeting.............................................  Cover
Who Can Vote.........................................................      1
How to Vote..........................................................      1
Board of Directors and Director Compensation.........................      2
ITEM 1:  ELECTION OF DIRECTORS.......................................      3
         The Nominees................................................      3
         Security Ownership by Management............................      9
2002 Audit Committee Report..........................................      9
Executive Compensation and Other Information.........................     12
Compensation and Organization Committee Report.......................     13
Stock Performance Graphs.............................................     17
Pension Plan Table...................................................     20
ITEM 2:  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS..............     22
ITEM 3:  PROPOSAL TO APPROVE THE COMPANY'S 2003 LONG-TERM INCENTIVE
         PLAN........................................................     23
ITEM 4:  PROPOSAL TO APPROVE THE COMPANY'S 2004 MANAGEMENT INCENTIVE
         COMPENSATION PLAN...........................................     26
ITEM 5:  SHAREHOLDER PROPOSAL WITH RESPECT TO POLITICAL
         CONTRIBUTIONS...............................................     28
Shareholder Proposals for the 2004 Annual Meeting....................     29
Exhibit A: Audit and Examining Committee Charter.....................    A-1
Exhibit B: The 2003 Long-Term Incentive Plan of The Bank of New York     B-1
           Company, Inc..............................................
Exhibit C: The 2004 Management Incentive Compensation Plan of The
           Bank of New York Company, Inc.............................    C-1

[THE BANK OF NEW YORK COMPANY LOGO]          One Wall Street, New York, NY 10286
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROXY STATEMENT

This Proxy Statement and the enclosed proxy card are being sent to you by the Board of Directors of The Bank of New York Company, Inc. (the "Company", "we" or "us") in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the "Annual Meeting").

THE ANNUAL MEETING WILL BE HELD ON MAY 13, 2003 AT THE BANK OF NEW YORK, 101 BARCLAY STREET, NEW YORK, NEW YORK, AT 10:00 A.M. LOCAL TIME.

WHO CAN VOTE. The Board of Directors has fixed March 24, 2003 as the Record Date. Only shareholders whose names appeared on the books of the Company at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment. The outstanding voting stock of the Company on the Record Date was 726,253,312 shares of Common Stock ($7.50 par value) ("Common Stock"). Each share is entitled to one vote. The Company's By-laws provide that the presence at the Annual Meeting of the holders of a majority of the shares of the Company entitled to vote at such meeting constitutes a quorum for the transaction of business.

WHAT IS A PROXY? Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three officers of the Company, who are called "proxies" and are named on the proxy card, will vote shares at the Annual Meeting in accordance with the instructions on the proxy card. A proxy card is enclosed.

HOW TO VOTE.

You can vote your shares by proxy by:

     1. Internet;
     2. telephone; or
     3. completing, dating, signing and mailing the enclosed proxy card in the return envelope provided.

Read the enclosed card for instructions on how to vote over the Internet or by telephone.

You have the right to revoke your proxy at any time before it is voted by filing with the Office of the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. You may attend the Annual Meeting and vote in person, whether or not you previously submitted a proxy.

Each proxy submitted will be voted as directed, but if you sign and return a proxy card without giving specific voting instructions, your shares will be voted for the election of the nominees for director named in this Proxy Statement, for ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants, for the approval of the 2003 Long-Term Incentive Plan of the Company (the "2003 LTIP"), for the approval of the 2004 Management Incentive Compensation Plan of the Company (the "2004 MICP"), and against the shareholder proposal set forth in Item 5 of this Proxy Statement. We are not now aware of any other matters to be presented except for those described in this Proxy Statement. If any other matters are presented at the meeting, the proxies may use their own judgment to decide how to vote your shares. Should any nominee for director named in this Proxy Statement become unable or unwilling to accept nomination or election, which is not anticipated, the persons acting as proxies will vote for the election of such other person, if any, as the Board of Directors may recommend. If the Annual Meeting is adjourned, your shares may be voted by the proxies on the new meeting date unless you have revoked your proxy.

THE NOMINEES FOR DIRECTOR WHO RECEIVE THE HIGHEST NUMBER OF "FOR" VOTES CAST WILL BE ELECTED. THE "FOR" VOTE OF A MAJORITY OF THE VOTES CAST IS SUFFICIENT TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP, TO APPROVE THE 2003 LTIP, TO APPROVE THE 2004 MICP AND TO APPROVE THE SHAREHOLDER PROPOSAL.

FOR PURPOSES OF DETERMINING THE VOTES CAST WITH RESPECT TO ANY MATTER PRESENTED FOR CONSIDERATION AT THE ANNUAL MEETING, ONLY THOSE VOTES CAST "FOR" OR "AGAINST" ARE COUNTED. PURSUANT TO NEW YORK LAW, ABSTENTIONS, BROKER "NON-VOTES" (OR VOTES "WITHHELD" IN THE ELECTION OF DIRECTORS) WILL NOT BE COUNTED. A BROKER NON-VOTE OCCURS WHEN A BROKER, BANK OR OTHER NOMINEE WHICH HOLDS COMPANY SHARES RETURNS A PROXY TO THE COMPANY BUT CANNOT VOTE THE SHARES IT HOLDS BECAUSE IT HAS NOT RECEIVED VOTING INSTRUCTIONS FROM THE SHAREHOLDER WITHIN TEN DAYS OF THE MEETING AND THE MATTER TO BE VOTED ON IS NOT "ROUTINE" UNDER NEW YORK STOCK EXCHANGE ("NYSE") RULES. NYSE RULES ALLOW BROKERS, BANKS AND OTHER NOMINEES TO VOTE SHARES HELD BY THEM ON MATTERS THAT THE NYSE DETERMINES TO BE ROUTINE, EVEN THOUGH THE BROKER, BANK OR NOMINEE HAS NOT RECEIVED INSTRUCTIONS FROM THE SHAREHOLDER.

This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 31, 2003.

The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, proxies may be solicited in person or by telephone, fax or e-mail by officers and regular employees of the Company and its subsidiaries who will not be specifically compensated therefor. The Company has engaged Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement for out-of-pocket expenses. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for their reasonable out-of-pocket expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

BOARD OF DIRECTORS AND DIRECTOR COMPENSATION

The Company is a financial holding company whose principal subsidiary is The Bank of New York (the "Bank"). The Company and the Bank are incorporated under the laws of the State of New York. The interests of shareholders are represented by the Board of Directors, which oversees the business and management of the Company. Information concerning the members of the Board of Directors who are standing for re-election is set forth below under the caption "Nominees for Election as Directors." This solicitation of proxies is intended to give all shareholders a chance to vote for the persons who are to be their representatives in the governance of the Company.

In accordance with New York law, the Company's By-laws set forth the Board's responsibilities and establish various corporate authorizations. The By-laws also deal with the organization of the Board, which is described below. The Board has the power to amend the By-laws. The Board has adopted Corporate Governance Guidelines and a Code of Conduct which are available on the Company's website, www.bankofny.com. A substantial majority of the directors is Independent under the revised NYSE Listing Standards which set forth certain criteria for determining whether a director is "Independent".

Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

During 2002, the Board of Directors of the Company met a total of 11 times. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees thereof on which such director served during 2002. The Board of the Bank, which during 2002 included all the members of the Board of Directors of the Company, met a total of 11 times.

The Board of Directors of the Company has appointed several committees which have responsibility for particular corporate matters. There follows a description of these committees and their functions, including certain information concerning the directors standing for re-election who serve on such committees.

The Board of Directors of the Company has a Nominating and Governance Committee whose members during 2002 were Messrs. Luke (Chairman), Chaney, Kogan and Malone. The Nominating and Governance Committee is responsible for identifying individuals qualified to become members of the Board of Directors and recommending to the Board of Directors the Corporate Governance Guidelines of the Company. Its charter is available on the Company's website, www.bankofny.com. The Nominating and Governance Committee is willing to consider nominations for future election to the Board, and shareholders may submit in writing the names and qualifications of proposed nominees to the Office of the Secretary of the Company. The Nominating and Governance Committee met two times during 2002.

The Board of Directors of the Company has an Executive Committee whose incumbent members during 2002 were Messrs. Renyi (Chairman), Bacot, Chaney, Griffith, Hassell, Luke and Ms. Rein. The Executive Committee has the full authority of the Company's Board of Directors, except for limitations relating to major corporate matters. The Executive Committee held no meetings in 2002.

The Board of Directors of the Company annually appoints an Audit and Examining Committee (the "Audit Committee"), comprising directors who are not officers of the Company. The Audit Committee met four times in 2002. The functions of the Audit Committee are described in its charter. A copy of the charter is attached to this Proxy Statement as Exhibit A and is also available on the Company's website, www.bankofny.com. Ms. Rein (Chairman), Messrs. Donofrio, Luke, Myners and Richardson served on the Audit Committee during 2002. The NYSE Listing Standards set forth certain criteria for determining whether a member of the Audit Committee is "Independent". The Board determined that all of the directors who serve on the committee were Independent under the revised NYSE Listing Standards. None of the members of the Audit Committee serves on the audit committees of three or more public companies.

The Board of Directors of the Company has a Compensation and Organization Committee, comprising directors who are not officers of the Company, whose members during 2002 were Messrs. Kogan (Chairman), Biondi, Chaney and

Malone. The Compensation and Organization Committee, whose charter is available on the Company's website, www.bankofny.com, is responsible for matters of executive compensation and administration of the Company's incentive compensation plans. The Compensation and Organization Committee met four times during 2002.

The Board of Directors of the Company has a Pension Committee whose duties are to ascertain that the retirement plans of the Company are in compliance with the Employee Retirement Income Security Act of 1974, to review the investments in the trust funds of the plans and to report to the Board on these matters. Messrs. Richardson (Chairman), Bacot and Ms. Rein served on the Pension Committee during 2002. The Pension Committee met three times during 2002.

The Board of Directors of the Company has a Risk Committee whose members during 2002 were Messrs. Donofrio (Chairman), Bacot, Richardson, Roberts and Ms. Rein. The Risk Committee assists the Board of Directors in assessing and reviewing the risk management activities of the Company and its subsidiaries, including those associated with the extension of credit and market activities. The Risk Committee met four times during 2002.

During 2002, each director who was not an officer of the Company or its subsidiaries received an annual retainer of $30,000 and 2,400 shares of Common Stock. In addition, each director who was not an officer of the Company or its subsidiaries received a fee of $1,800 for each meeting of the Board and of any committee which the director attended. The Chairmen of the Audit and Risk Committees received an additional annual retainer fee of $7,000, the Chairman of the Compensation and Organization Committee received an additional annual retainer fee of $5,000 and the Chairmen of the other Committees of the Board each received an additional annual retainer fee of $3,000. A director who serves on the Boards of both the Company and the Bank receives only one retainer. If the Boards of the Company and the Bank meet on the same day, only one fee is paid for attendance at both meetings.

Officers of the Company and its subsidiaries do not receive any compensation for service on the Boards of the Company or its subsidiaries, or the committees thereof.

Under the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York Company, Inc. (the "Directors' Deferred Compensation Plan"), each director who is not an officer of the Company or any of its subsidiaries may elect to defer payment of all or a portion of the director's annual retainer and meeting fees. In accordance with the director's election, pursuant to the terms of the Directors' Deferred Compensation Plan, deferred retainer and meeting fees are allocated to accounts on the Company's books corresponding to selected investment funds available under the Company's Profit-Sharing Plan. The accounts are adjusted to reflect the investment performance of such funds. All payments are made in cash, except that payment is made in shares of Common Stock with respect to amounts allocated to the Company stock fund. The Directors' Deferred Compensation Plan contains provisions for the payment of each director's account balance upon such director's termination following a Change of Control (as defined in the Directors' Deferred Compensation Plan), retirement, death or other termination of services as a director. The Directors' Deferred Compensation Plan is not funded and payments are made from the Company's general assets.

ITEM 1. ELECTION OF DIRECTORS

Unless contrary instructions are given, the persons designated as proxies intend to vote on behalf of shareholders for the election of the nominees listed in the following pages. If any nominee becomes unable or unwilling to accept nomination or election, the persons designated as proxies intend to vote on behalf of shareholders for the election of such other person, if any, as the Board of Directors may recommend. The directors elected will hold office until the next annual meeting and until their successors have been elected and qualified.

NOMINEES FOR ELECTION AS DIRECTORS

The following pages show each nominee for election as a director, his or her age, his or her principal occupation during the past five years, certain other directorships and trusteeships held, the year in which he or she became a director, and his or her holdings of Common Stock as of March 28, 2003.

All nominees who are presently serving as directors were elected to their present term of office by the shareholders.

The following information has been furnished by the nominees.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

     [BIONDI PHOTO]       Senior Managing Director of WaterView Advisors LLC,
        FRANK J.          investment adviser to WaterView Partners LLC, a private
      BIONDI, JR.         equity limited partnership focused on media and
          1995            entertainment
     COMMON SHARES:       Senior Managing Director of WaterView Advisors LLC (formally
         21,163           Biondi, Reiss Capital Management LLC) from March, 1999 to
                          present. Chairman and Chief Executive Officer of Universal
                          Studios from 1996 through 1998. President and Chief
                          Executive Officer of Viacom, Inc. from 1987 to January,
                          1996. President and Chief Executive Officer of Viacom
                          International, Inc. from 1987 to January, 1996. Director of
                          Amgen, Inc., The Bank of New York, Harrah's Entertainment,
                          Inc., Hasbro, Inc., Vail Resorts, Inc. and the Museum of
                          Television & Radio. Trustee of Claremont Graduate
                          University. Age 58.

    [DONOFRIO PHOTO]      Senior Vice President, Technology and Manufacturing of IBM
      NICHOLAS M.         Corporation, developer and manufacturer of advanced
        DONOFRIO          information technologies
          1999            Senior Vice President, Technology and Manufacturing of IBM
     COMMON SHARES:       Corporation from August, 1997 to present. Senior Vice
         10,071           President, Server Group of IBM Corporation from January 1995 to August 1997. Director of The Bank of New York. Member of
                          the Board of Trustees of Rensselaer Polytechnic Institute.
                          Chairman Emeritus of the Board of Directors of the National
                          Action Council for Minorities in Engineering, Inc. (NACME).
                          Age 57.

    [GRIFFITH PHOTO]      Vice Chairman of The Bank of New York Company, Inc. and The
        ALAN R.           Bank of New York Vice Chairman of The Bank of New York
        GRIFFITH          Company, Inc. and The Bank of New York since December, 1994.
          1990            Senior Executive Vice President of The Bank of New York
     COMMON SHARES:       Company, Inc. and President and Chief Operating Officer of
        758,224           The Bank of New York from June, 1990 to December, 1994.
                          Director of The Bank of New York. Chairman of the Board of
                          Trustees of Lafayette College. Trustee of The ALS
                          Association, The Chesapeake Bay Foundation and the U.S.
                          Council for International Business. Member of the Financial
                          Services Roundtable. Age 61.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

    [HASSELL PHOTO]       President of The Bank of New York Company, Inc. and The Bank
       GERALD L.          of New York
        HASSELL           President of The Bank of New York Company, Inc. and The Bank
          1998            of New York since September, 1998. Senior Executive Vice
     COMMON SHARES:       President of The Bank of New York Company, Inc. from August,
        510,893           1998, and Senior Executive Vice President and Chief
                          Commercial Banking Officer of The Bank of New York from
                          December, 1994 to September, 1998. Executive Vice President
                          of The Bank of New York from June, 1990 to December, 1994.
                          Director of The Bank of New York and Private Export Funding
                          Corporation. Trustee of Big Brothers/Big Sisters of New York
                          City and Junior Achievement. Member of the Financial
                          Services Roundtable and Financial Services Forum. Member of
                          Board of Visitors of Duke University Fuqua School of
                          Business. Age 51.

     [KOGAN PHOTO]        President and Chief Executive Officer of Schering-Plough
       RICHARD J.         Corporation, manufacturer of pharmaceutical and consumer
         KOGAN            products
          1996            President of Schering-Plough Corporation from November, 2002
     COMMON SHARES:       to present and Chief Executive Officer since January, 1996.
         16,800           Chairman from November, 1998 to November, 2002. President
                          from 1986 to November, 1998 and Chief Operating Officer from
                          1986 to 1995. Director of The Bank of New York,
                          Colgate-Palmolive Company, Schering-Plough Corporation and
                          Seton Company. Member of the Board of Trustees of New York
                          University and The Saint Barnabas Medical Center. Member of
                          the Business Roundtable and the Council on Foreign
                          Relations. Age 61.

    [KOWALSKI PHOTO]      Chairman and Chief Executive Officer of Tiffany & Co.,
       MICHAEL J.         international designers, manufacturers and distributors of
        KOWALSKI          jewelry and fine goods
          2003            Chairman of Tiffany & Co. from January, 2003 to date, and
     COMMON SHARES:       Chief Executive Officer since February, 1999. President of
         1,000            Tiffany & Co. from January, 1996 to January, 2003. Executive
                          Vice President from March, 1992 to January, 1996. Chief
                          Operating Officer from January, 1997 to February, 1999.
                          Director of Fairmont Hotels & Resorts, Inc. and Tiffany &
                          Co. and Jewelers of America. Trustee of the Wildlife
                          Conservation Society and the Nature Conservancy of New
                          Jersey. Age 51.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

      [LUKE PHOTO]        Chairman, President and Chief Executive Officer of
        JOHN A.           MeadWestvaco Corporation, manufacturer of paper, packaging
       LUKE, JR.          and specialty chemicals
          1996            Chairman of MeadWestvaco Corporation from December, 2002 to
     COMMON SHARES:       date and President and Chief Executive Officer since
         16,400           January, 2002. Chairman, President and Chief Executive
                          Officer of Westvaco Corporation from 1996 to January, 2002.
                          President and Chief Executive Officer of Westvaco
                          Corporation from 1992 to January, 2002. Director of American
                          Forest and Paper Association, The Bank of New York, FM
                          Global, MeadWestvaco Corporation, The Timken Company and the
                          United Negro College Fund. Trustee of Lawrence University
                          and the American Enterprise Institute for Public Policy
                          Research. Age 54.

     [MALONE PHOTO]       Chairman of Liberty Media Corporation, producer and
        JOHN C.           distributor of entertainment, sports, informational
         MALONE           programming and electronic retailing services
          1986            Chairman of Liberty Media Corporation from October, 1990 to
     COMMON SHARES:       present. Chairman of Tele-Communications, Inc. from
         39,600           November, 1996 and Chief Executive Officer from January,
                          1994 to March, 1999. President from March, 1973 through
                          March, 1997. Director of The Bank of New York, CableLabs,
                          CATO Institute, Discovery Communications, Inc., Liberty
                          Media Corporation, The Nature Conservancy, USANi, LLC and
                          United Global Communications. Age 62.

     [MYNERS PHOTO]       Chairman of Guardian Media Group plc, a UK media business
          PAUL            with interests in national and community newspapers,
      MYNERS, CBE         magazines, the Internet and radio
          2002            Chairman of Guardian Media Group plc from 2000 to date.
     COMMON SHARES:       Chairman of Gartmore Investment Management plc from 1986 to
         5,400            2001 and Chief Executive from 1985 to 1997. Director of The
                          Bank of New York, Marks & Spencer plc, mm02 and Aspen
                          Insurance Holdings Limited. Member of the Financial
                          Reporting Council. Trustee of the Royal Academy. Chairman of
                          Tate St. Ives. Council Member of London Symphony Orchestra.
                          Age 54.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

      [REIN PHOTO]        President and Chief Executive Officer of Metropolitan
      CATHERINE A.        Property and Casualty Insurance Company, insurance services
          REIN            President and Chief Executive Officer of Metropolitan
          1981            Property and Casualty Insurance Company since March, 1999.
     COMMON SHARES:       Senior Executive Vice President-Business Services Group and
         64,814           Corporate Development and Services of Metropolitan Life
                          Insurance Company from February, 1998 to March, 1999.
                          Director of The Bank of New York, First Energy Corp. and New
                          England Financial, Inc. Trustee of the New York University
                          Law Center Foundation. Age 59.

     [RENYI PHOTO]        Chairman and Chief Executive Officer of The Bank of New York
       THOMAS A.          Company, Inc. and The Bank of New York
         RENYI            Chairman of The Bank of New York Company, Inc. and The Bank
          1992            of New York since February, 1998. Chief Executive Officer of
     COMMON SHARES:       The Bank of New York Company, Inc. since July, 1997.
        908,239           President of The Bank of New York Company, Inc. from March,
                          1992 to September, 1998. Chief Executive Officer of The Bank
                          of New York since January, 1996 and President from December,
                          1994 to September, 1998. Chief Operating Officer of The Bank
                          of New York from December, 1994 to January, 1996. Vice
                          Chairman of The Bank of New York from 1992 to 1994. Director of The Bank of New York, Lincoln Center for the Performing
                          Arts, New York Bankers Association, The New York Clearing
                          House, Public Service Enterprise Group, Inc. and United Way
                          of New York City. Member of the Board of Governors of
                          Rutgers, The State University. Member of the Board of
                          Managers, The New York Botanical Garden. Member of the Board
                          of Trustees of Bates College. Member and Director of the
                          Financial Services Roundtable. Age 57.

   [RICHARDSON PHOTO]     President and Chief Executive Officer of W.K. Kellogg
       WILLIAM C.         Foundation, a private foundation
       RICHARDSON         President and Chief Executive Officer of W.K. Kellogg
          1998            Foundation since August, 1995. President and Professor of
     COMMON SHARES:       Health Policy and Management, Johns Hopkins University from
         11,280           1990 to 1995. Director of The Bank of New York, Kellogg
                          Company and CSX Corporation. Trustee of Council of Michigan
                          Foundations, the W.K. Kellogg Foundation Trust and the
                          Council on Foundations. Age 62.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------


    [ROBERTS PHOTO]       President and Chief Executive Officer of Comcast
        BRIAN L.          Corporation, developer, manager and operator of broadband
        ROBERTS           cable networks and provider of content
          1999            President of Comcast Corporation from 1990 to present and
     COMMON SHARES:       Chief Executive Officer since November, 2002. Director of
         12,702           The Bank of New York, Comcast Corporation and Comcast Cable
                          Communications, Inc. Age 43.

--------------------------------------------------------------------------------
(1) Includes shares held individually or jointly with others or in the name of a bank, broker or nominee for the individual's account.

                        SECURITY OWNERSHIP BY MANAGEMENT

The following table indicates the beneficial ownership of the Company's Common Stock as of March 24, 2003, by each of the directors (including all nominees for re-election), the chief executive officer and the other four most highly compensated executive officers and all directors and executive officers of the Company as a group, based upon information supplied by each of the directors and officers. No director or officer currently holds any shares of the Company's Preferred Stock.

                                    SHARES OF      SHARES THAT MAY BE
                                   COMMON STOCK      ACQUIRED WITHIN                    PERCENT OF
                                   BENEFICIALLY        60 DAYS BY                         COMMON
NAME OF BENEFICIAL OWNER              OWNED        EXERCISE OF OPTIONS      TOTAL        STOCK(1)
------------------------           ------------    -------------------    ----------    ----------
J. Carter Bacot..................   1,582,952                  --          1,582,952
Frank J. Biondi, Jr..............      21,163                  --             21,163
William R. Chaney................      33,600                  --             33,600
Nicholas M. Donofrio.............      10,071                  --             10,071
Alan R. Griffith.................     758,224(2)        1,321,823          2,080,047
Gerald L. Hassell................     510,893(3)        1,202,635          1,713,528
Richard J. Kogan.................      16,800                  --             16,800
Michael J. Kowalski..............       1,000                  --              1,000
John A. Luke, Jr.................      16,400                  --             16,400
John C. Malone...................      39,600                  --             39,600
Robert J. Mueller................     299,919(4)          963,764          1,263,683
Paul Myners......................       5,400                  --              5,400
Catherine A. Rein................      64,814                  --             64,814
Thomas A. Renyi..................     908,239           2,874,635          3,782,874
William C. Richardson............      11,280                  --             11,280
Brian L. Roberts.................      12,702                  --             12,702
Bruce W. Van Saun................     157,858             404,430            562,288
All directors and executive
  officers of the Company, as a
  group (a total of 20 persons,
  including those named above)...   4,530,068           6,952,409         11,482,477       1.58%

---------------
(1) All percentages are less than 1% of the Company's outstanding shares of Common Stock except as indicated.

(2) Excludes 99,320 shares held by Mr. Griffith's spouse as to which shares he disclaims beneficial ownership.

(3) Excludes 60,000 shares held by Mr. Hassell's spouse as to which shares he disclaims beneficial ownership and includes 57,854 shares held by two family trusts.

(4) Excludes 69,492 shares held by Mr. Mueller's spouse as to which shares he disclaims beneficial ownership.

2002 AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company assists the Board of Directors in fulfilling its statutory and fiduciary responsibilities with respect to internal control, accounting policies, and auditing and reporting practices. The Audit Committee assists the Board in its oversight of the integrity of the financial statements and compliance with legal and regulatory requirements.

The Audit Committee is entitled to place reasonable reliance on (i) the integrity of those persons and organizations within and outside the Company from whom and from which the Audit Committee receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations, absent actual knowledge to the contrary which will be promptly reported to the Board.

Management of the Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies as well as for maintaining internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent public accountants, Ernst & Young LLP, are responsible for planning and performing proper audits, including an audit of the Company's annual consolidated financial statements filed on Form 10-K, and other procedures, including reviews of the Company's unaudited interim consolidated financial statements prior to the filing of each quarterly report on Form 10-Q. The Audit Committee is responsible for maintaining open communication between the Audit Committee and the independent public accountants, internal auditors, management and the Board.

The Audit Committee reviewed the audited consolidated financial statements in the Company's Annual Report with management and has discussed with management the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures made in the financial statements. The Audit Committee also reviewed the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report on Form 10-K. In conjunction with the reviews of the Company's 10-K and 10-Q's, the Audit Committee also received a report from the Disclosure Committee of the Company and reviewed the process for the CEO and CFO quarterly certifications of the SEC filings, as well as the Company's disclosure controls and procedures, including any changes or deficiencies.

The Audit Committee has discussed with the Company's independent public accountants, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, the independent public accountants' judgments as to the quality, not just the acceptability, of the Company's accounting principles as applied in financial reporting, the reasonableness of significant judgments, the clarity of the disclosures in the consolidated financial statements and any matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

In addition, as required by Independence Standards Board Standard No. 1, the Audit Committee has: (i) received from the Company's independent public accountants written disclosure of all relationships, if any, between the Company's independent public accountants and its related entities and the Company and its related entities that in the independent public accountants' professional judgment may reasonably be thought to bear on their independence;
(ii) received a letter from the Company's independent public accountants confirming that in the independent public accountants' professional judgment, they are independent of the Company; and (iii) discussed with the Company's independent public accountants their independence from management and the Company. In further assessing the independence of Ernst & Young LLP, the Committee has received and reviewed a report by the independent public accountants describing: (i) the independent public accountants' internal quality-control procedures; (ii) material issues raised by the most recent internal quality-control review, or peer review of the firm; and (iii) all relationships between the independent public accountants and the Company. The Audit Committee has also considered that the provision of non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence.

The Audit Committee discussed with the Company's internal auditors and independent public accountants the overall scope and plans for their respective audits, matters related to the conduct of the audits including the adequacy of staffing, and the results of the audits. The Audit Committee meets with the internal auditors and independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, which is filed with the Securities and Exchange Commission. The Audit Committee has obtained assurance from the independent public accountants that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934. The Audit Committee has also appointed, subject to shareholder ratification, Ernst & Young LLP as the Company's independent public accountants.

                                          By:  The Audit Committee
                                             December 31, 2002

                                             Catherine A. Rein
                                             Nicholas M. Donofrio
                                             John A. Luke, Jr.
                                             Paul Myners
                                             William C. Richardson

AUDIT FEES

The Company utilizes Ernst & Young LLP for various audit, tax, and other non-audit services. The aggregate fees billed to the Company by Ernst & Young LLP for their audit of the Company's annual financial statements and reviews of the interim financial statements in the Company's Forms 10-K and 10-Q for the years ended December 31, 2002 and December 31, 2001 was $3.0 million and $2.2 million, respectively. The increase in the audit fees charged to the Company primarily relates to audits performed for newly-acquired entities of the Company.

The aggregate fees billed to the Company by Ernst & Young LLP for all services for the years ended December 31, 2002 and 2001 were as follows:

                                                                DECEMBER 31,        DECEMBER 31,
                          FEE TYPE                                  2002                2001*
                          --------                            ----------------   -------------------
Audit Fees..................................................    $ 2,995,000          $ 2,215,000
                                                                -----------          -----------
Audit Related Fees
  WTC Disaster Audit-Related................................      4,175,000            6,900,000
  Service Organization Reports ("SAS 70 reports")...........        895,000              775,000
  Other Audit-Related Fees..................................        540,000              435,000
                                                                -----------          -----------
Total Audit-Related Fees....................................      5,610,000            8,110,000
                                                                -----------          -----------
Tax Fees....................................................      2,320,000            3,755,000
                                                                -----------          -----------
Non-Audit Fees
  Compliance and Advisory Services..........................      1,310,000              760,000
  WTC Disaster Non-Audit-Related............................      3,490,000                   --
                                                                -----------          -----------
Total Non-Audit Fees........................................      4,800,000              760,000
                                                                -----------          -----------
Total for All Other Fees....................................     12,730,000           12,625,000
                                                                -----------          -----------
Total for all Ernst & Young Fees............................    $15,725,000          $14,840,000
                                                                ===========          ===========

---------------
* Certain December 31, 2001 amounts have been reclassified to conform to revised SEC definitions.

The Company did not engage Ernst & Young LLP to provide any professional services with respect to financial information systems design and implementation for the years ended December 31, 2002 or 2001.

OTHER SERVICES PROVIDED BY ERNST & YOUNG LLP

Ernst & Young LLP also provided other services to associated entities of the Company that were charged directly to those entities. These amounts included $1.0 million for the audits of mutual funds advised by the Bank and $0.7 million for actuarial services in connection with the Company's pension and benefit plans.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following tables present information concerning compensation for the chief executive officer and the four other most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                             ---------------------------------------------   --------------------------------------
                                                           BONUS                                    AWARDS             PAYOUTS
                                                 -------------------------                  -----------------------   ----------
                                                                VALUE OF        OTHER       RESTRICTED
         NAME AND                                              PERFORMANCE      ANNUAL        STOCK      SECURITIES
         PRINCIPAL                                               SHARES      COMPENSATION     AWARDS     UNDERLYING      LTIP
         POSITION            YEAR   SALARY($)       CASH        EARNED(1)        ($)        ($)(2)(3)    OPTIONS(#)   PAYOUTS($)
         ---------           ----   ----------   -----------   -----------   ------------   ----------   ----------   ----------
(A)                          (B)       (C)           (D)           (E)           (F)           (G)          (H)          (I)
Thomas A. Renyi............  2002   $1,000,000   $         0   $  610,980          --        $771,421     650,000          --
 Chairman and Chief          2001    1,000,000     1,190,000    5,599,800          --              --     400,000          --
 Executive Officer           2000      925,000     2,975,000    9,105,938          --              --     500,000          --
--------------------------------------------------------------------------------------------------------------------------------
Gerald L. Hassell..........  2002      650,000             0      356,405          --         460,224     375,000          --
 President                   2001      650,000       560,000    3,266,570          --              --     250,000          --
                             2000      546,154     1,400,000    5,311,797          --              --     250,000          --
--------------------------------------------------------------------------------------------------------------------------------
Alan R. Griffith...........  2002      575,000             0      280,021          --         295,880     250,000          --
 Vice Chairman               2001      575,000       550,000    2,566,565          --              --     140,000          --
                             2000      545,385     1,365,000    4,173,555          --              --     160,000          --
--------------------------------------------------------------------------------------------------------------------------------
Bruce W. Van Saun..........  2002      475,000             0      234,209          --         278,805     210,000          --
 Senior Executive            2001      475,000       420,000    2,146,610          --              --     125,000          --
 Vice President              2000      440,385     1,050,000    3,490,609          --              --     150,000          --
 and Chief
 Financial Officer
--------------------------------------------------------------------------------------------------------------------------------
Robert J. Mueller..........  2002      490,000             0      203,660          --         201,508     200,000          --
 Senior Executive            2001      490,000       375,000    1,866,600          --              --     125,000          --
 Vice President              2000      474,423       934,500    3,035,313          --              --     150,000          --


         NAME AND             ALL OTHER
         PRINCIPAL           COMPENSATION
         POSITION               ($)(4)
         ---------           ------------
(A)                              (J)
Thomas A. Renyi............    $ 53,866
 Chairman and Chief             152,973
 Executive Officer              175,580
------------------------------------------------------
Gerald L. Hassell..........      35,013
 President                       89,293
                                 93,926
-------------------------------------------------------------------
Alan R. Griffith...........      30,973
 Vice Chairman                   90,211
                                105,720
--------------------------------------------------------------------------------
Bruce W. Van Saun..........      25,586
 Senior Executive                64,101
 Vice President                  73,823
 and Chief
 Financial Officer
---------------------------------------------------------------------------------------------
Robert J. Mueller..........      26,394
 Senior Executive                85,847
 Vice President                 103,161

---------------
(1) The value of the 2002 performance shares earned is the value on December 31, 2002, of performance share awards made under the Company's 1999 Long-Term Incentive Plan and earned based on 2002 performance. Under the conditions of each award, shares are generally forfeitable if the officer's employment terminates prior to February 11, 2005, except in the case of retirement, disability, death or a Change in Control (as defined in the 1999 Long-Term Incentive Plan). Prior to vesting, dividends are paid on earned shares. The number of shares which were earned based on 2002 performance and the value thereof on December 31, 2002, for the following named executive officers are shown below.

                                                                           VALUE AS OF
                                                   SHARES EARNED AS       DECEMBER 31,
                                                   OF DECEMBER 31,       2002 OF SHARES
                                                   2002 PURSUANT TO      EARNED PURSUANT
                                                    AWARDS MADE IN      TO AWARDS MADE IN
                                                    FEBRUARY 2000         FEBRUARY 2000
                                                   ----------------    -------------------
Renyi............................................       25,500              $610,980
Hassell..........................................       14,875               356,405
Griffith.........................................       11,687               280,021
Van Saun.........................................        9,775               234,209
Mueller..........................................        8,500               203,660

(2) Award values listed in this column for 2002 represent the portion of the 2001 bonus that was granted in the form of restricted stock to the five named executive officers in March 2002.

(3) In February 2003, the Compensation and Organization Committee approved restricted stock awards, effective March 31, 2003, for Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller in the amounts of 140,000, 78,000, 62,000, 57,000 and 32,000 shares respectively. The value of these awards will be reported in the Restricted Stock Awards column of next year's proxy statement.

(4) The items included under column (j) for 2002 consist of the following: (1) annual Company contributions on behalf of the named employees under the Company's profit-sharing plan, amounting to $50,000, $32,500, $28,750, $23,750 and $24,500 for Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller, respectively, and (2) annual allocations under the Company's employee stock ownership plan for the accounts of Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller of $3,866, $2,513, $2,223, $1,836 and $1,894,
    respectively. The Company no longer makes premium payments on behalf of the executives for split-dollar life insurance arrangements.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS(1)

                         NUMBER                                                POTENTIAL REALIZABLE VALUE AT
                           OF         % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                       SECURITIES      OPTIONS       EXERCISE                   STOCK PRICE APPRECIATION FOR
                       UNDERLYING     GRANTED TO     OR BASE                       10-YEAR OPTION TERM(2)
                        OPTIONS      EMPLOYEES IN     PRICE      EXPIRATION    ------------------------------
NAME                   GRANTED(#)    FISCAL YEAR      ($/SH)        DATE           5%($)           10%($)
----                   ----------    ------------    --------    ----------    -------------    -------------
(A)                       (B)            (C)           (D)          (E)             (F)              (G)
Renyi................   650,000          4.5          $41.85      3/12/12       $17,107,506      $43,353,779
Hassell..............   375,000          2.6           41.85      3/12/12         9,869,715       25,011,796
Griffith.............   250,000          1.7           41.85      3/12/12         6,579,810       16,674,530
Van Saun.............   210,000          1.5           41.85      3/12/12         5,527,040       14,006,606
Mueller..............   200,000          1.4           41.85      3/12/12         5,263,848       13,339,624

---------------
(1) All options were granted on March 12, 2002. For each Named Executive Officer, 2,389 of the indicated options are incentive stock options and become exercisable on March 12, 2005; the balance of the options are non-qualified stock options and become exercisable one-third per year over three years from the grant date.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the Company's stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF
                                                           SECURITIES
                                                           UNDERLYING
                                                           UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS           IN-THE-MONEY OPTIONS
                                                      AT FISCAL YEAR-END(#)    AT FISCAL YEAR-END($)
                          SHARES                      ---------------------    ---------------------
                        ACQUIRED ON       VALUE           EXERCISABLE/             EXERCISABLE/
NAME                    EXERCISE(#)    REALIZED($)        UNEXERCISABLE            UNEXERCISABLE
----                    -----------    -----------    ---------------------    ---------------------
(A)                         (B)            (C)                 (D)                      (E)
Renyi.................    108,462      $3,495,369      2,356,006/1,087,840         $9,835,272/$0
Hassell...............          0               0          909,005/629,507           4,594,006/0
Griffith..............          0               0        1,136,526/401,174           9,692,857/0
Van Saun..............     17,920         361,222          240,799/347,841                   0/0
Mueller...............          0               0          803,467/337,841           5,522,067/0

COMPENSATION AND ORGANIZATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR
2002

PRINCIPLES AND PROGRAM

The Company's executive compensation program is a pay for performance program. It is designed to:

        - motivate executives to enhance shareholder value with compensation plans that tie reward to Company performance; and

        - target executive compensation at a level to ensure the Company's ability to attract and retain superior executives.

The Compensation and Organization Committee of the Board of Directors, which is composed entirely of outside directors, has the responsibility for the design, implementation and administration of the Company's executive compensation program.

To meet the above objectives, the program, which has both cash and equity elements, consists of base salary, an annual cash incentive bonus, share grants and stock options. In determining executive compensation, the Compensation and Organization Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee periodically considers compensation data concerning the Company's key competitors developed by independent compensation consultants. Key competitors include banks in the peer group used for the five-year comparison of total shareholder return. The Committee also considers Company performance, individual performance and the relative compensation levels of other executive officers. It is expected that total compensation will vary annually based on Company and individual performance. The Compensation and Organization Committee and the management of the Company believe that compensation should be based on both short-term and long-term measurements and be directly and visibly tied to Company performance, thus introducing substantial risk in the payout levels.

In evaluating the Company's 2002 financial performance, the Compensation and Organization Committee considered a variety of factors. Conditions in the economic environment and global capital markets continued to be difficult for the second consecutive year. In 2002, the uneven pace of the U.S. economic recovery, coupled with the unprecedented magnitude of corporate malfeasance, led to a serious loss of investor confidence which resulted in a material decline in capital flows and investment activity. This was evidenced by significant declines in all the major equity indices in the U.S. and abroad. These factors caused credit costs to increase, particularly in certain industry segments such as telecom, energy and airlines. The Company took special charges in the third and fourth quarters to reflect higher credit costs in these industry segments as well as a negative valuation adjustment to an investment portfolio of bank stocks. As a result of these special charges, the Company's net income was $441 million lower in 2002 than in 2001 and its earnings per share were $1.24 compared to $1.81 in 2001. Despite the special charges and the difficult market conditions, the Company's core business performed well, reflecting the ongoing strategy of emphasizing securities servicing involving a diversity of products and markets served. The Company continued to build out its business model through further technology investments and strategic acquisitions. In addition, capital levels remained strong and in excess of the regulatory minimums for a "well capitalized bank."

Following is a description of the elements of executive compensation, and a review of Mr. Renyi's compensation levels for 2002, as they relate to the Company's performance:

BASE SALARY

Base salary levels for executive officers are determined by the Compensation and Organization Committee. The Compensation and Organization Committee assesses a number of factors in fixing the base salary of the executive officers (including the five most highly compensated) such as the level of responsibility of the particular position, the individual's performance, the Company's overall financial performance, and the business and inflationary climate. In considering base salary levels, the Compensation and Organization Committee considers all of these factors without giving specific weight to any one factor.

Base salary levels of executive officers are reviewed every quarter by the Compensation and Organization Committee; individual increases generally occur every two years, but are occasionally awarded more or less frequently in exceptional circumstances. Because of the substantial risk in the payout levels of the long-term incentive plan, the Compensation and Organization Committee believes that base salary levels for the named executives should be at or above median for the peer group; an independent compensation consultant periodically reviews the competitiveness of executive salaries. Mr. Renyi's base salary of $1,000,000 was unchanged in 2002.

Performance evaluations of other executive officers are reviewed with the Compensation and Organization Committee by the Chief Executive Officer. To ensure that compensation policy for the top executive officers is consistent with overall Company financial performance and executive compensation strategies, the Compensation and Organization Committee reviews the compensation awarded to approximately 50 of the Bank's most highly compensated executives.

ANNUAL INCENTIVES

Annual incentives can be paid in cash under the 1994 Management Incentive Compensation Plan (the "1994 MICP") or in restricted stock grants under the 1999 Long-Term Incentive Plan ("1999 LTIP").

Annual incentives are designed to provide a short-term (one-year) incentive to executive officers based on a subjective evaluation of their individual contribution to Company financial performance for the year. Incentives to executive officers named in the Summary Compensation Table are generally determined based on performance against pre-established corporate goals but may also be awarded on a discretionary basis. If performance goals are not met, awards are scaled down against target, or eliminated. Heads of major business units and other key officers are eligible for incentive payments. Cash incentive awards are made after each year's results are known pursuant to the 1994 MICP, under which aggregate awards generally may not exceed 10% of the amount by which net income exceeds 7% of average shareholders' equity for the plan year. The Compensation and Organization Committee approves all senior management incentive payments.

In the case of Mr. Renyi, his allowable cash bonus for 2002 of $1,645,000 was based on normalized net income results against financial goals that were established at the beginning of 2002. In view of the special charges and write-offs in 2002, the Committee has determined that no cash bonus will be paid for 2002.

SHARE GRANTS

The Compensation and Organization Committee strongly endorses the use of performance shares as an important component of long-term incentive compensation for the most senior management of the Company. Performance share earnouts fluctuate based on Company results against pre-established goals over designated performance periods.

Restricted share grants are generally made to other executive officers but may also be granted to senior management in special situations. Restricted shares vest over time without regard to performance goals but provide an incentive to recipients to remain employed with the Company and to contribute to overall Company performance and the enhancement of shareholder value.

In 2000, performance share grants were made covering performance for calendar years 2000, 2001 and 2002. Performance goals for performance shares are based on return on equity adjusted for non-recurring items. In view of the special charges and write-offs in 2002, the Committee has adjusted the earnout to 42.5% of granted shares. Absent such adjustment, the earnout of performance shares based on 2002 performance would have been higher. Mr. Renyi earned 25,500 shares based on a grant of 60,000 shares.

In February, 2003, the Compensation and Organization Committee approved a special grant of 140,000 restricted shares to Mr. Renyi, effective March 31, 2003, in consideration of achievement of certain strategic goals in 2002, to provide an incentive for further strategic performance and to tie individual compensation levels to future shareholder returns.

STOCK OPTION GRANTS

Stock options are designed to provide long-term (ten-year) incentives and rewards tied to the price of the Company's Common Stock. Given the fluctuations of the stock market, there is not always a direct correlation between stock price performance and financial performance. The Compensation and Organization Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The number of options currently held by an officer is not a factor in determining individual grants, and the Compensation and Organization Committee has not established any target level of ownership of Company Common Stock by the Company's officers. The ownership level of Company Common Stock by senior management has historically been high and retention of shares of Company stock by officers is strongly encouraged.

Stock option grants were made pursuant to the 1999 LTIP. During 2002, approximately 2,100 key officers received stock option grants including all executive officers. The number of option shares granted is based on a subjective evaluation of an individual's contribution to Company financial performance and his/her position and salary level in the Company. Stock options are issued annually at an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant. Vesting terms for stock options for the named executive officers are shown in the footnotes to the Option Grants in the Last Fiscal Year table on page 13; the term of the options is ten years from the grant date.

An outside consultant used by the Compensation and Organization Committee periodically reviews the value of long-term incentive grants (which includes stock options and performance shares) awarded by competitors to their senior management. Mr. Renyi was awarded 650,000 option shares in March 2002.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company will not be able to take tax deductions for employee remuneration to the named executives to the extent such remuneration exceeds $1 million and is not based on performance as defined in Section 162(m) of the Code. The Company has modified its incentive compensation plans, has obtained and will continue to seek the necessary shareholder approvals and has established the requisite performance measurements to insure that compensation paid under those plans will be deductible. In order to maintain the desired degree of management flexibility to award compensation based upon individual performance, compensation which does not qualify for the deduction may also be paid.

                                          By: The Compensation and
                                            Organization Committee,
                                            December 31, 2002

                                            Richard J. Kogan
                                            Frank J. Biondi, Jr.
                                            William R. Chaney
                                            John C. Malone

                       THE BANK OF NEW YORK COMPANY, INC.

               COMPARISONS OF FIVE-YEAR TOTAL SHAREHOLDER RETURN

                               [COMPARISON CHART]

----------------------------------------------------------------------------------------------------------------
                                     12/31/97     12/31/98     12/31/99     12/31/00     12/31/01     12/31/02
----------------------------------------------------------------------------------------------------------------
 The Bank of New York Company,
   Inc.                               100.00       141.11       142.27       198.63       149.44        90.54
 Peer Group                           100.00       107.57       128.08       154.33       157.01       144.40
 S&P 500                              100.00       126.67       151.40       136.05       118.31        90.66

Value of assumed $100 investment on December 31, 1997 in The Bank of New York Company, Inc. Common Stock, in the Standard & Poors 500 Stock Index or in the Peer Company Group Index. Dividends are reinvested.

PEER COMPANY GROUP

                          Bank of America Corporation
                              Bank One Corporation
                             Citigroup Incorporated
                       FleetBoston Financial Corporation
                           J.P. Morgan Chase & Co.(1)
                          Mellon Financial Corporation
                        Merrill Lynch & Co. Incorporated
                                Wachovia Corp(2)
                               Wells Fargo & Co.

(1) Return history of Chase Manhattan Bank through December 29, 2000, when Chase merged with J.P. Morgan & Company; 2001 results are for J.P. Morgan Chase & Co.

(2) During 2001 First Union Corporation acquired Wachovia Corporation and assumed the Wachovia Corporation name; return history is that of First Union prior to the September 2001 merger completion.

EMPLOYMENT AGREEMENTS AND RELATED MATTERS. The executive officers named in the Summary Compensation Table on page 12 of this Proxy Statement are currently parties to the agreements described below.

SEVERANCE AGREEMENTS. The Severance Agreements for Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller (the "Severance Agreements") generally provide that in the event that, within 24 months following a "Change in Control" (as defined below) of the Company, such executive officer either (i) receives notice that his employment will terminate for any reason other than death, retirement, Cause or Disability (as defined in the Severance Agreements) or (ii) gives notice that his employment will terminate for Good Reason (as defined in each Severance Agreement), such executive officer will be provided with severance pay in an amount equal to 3 times the sum of the officer's (x) annual salary rate prior to a notice of termination (or, if higher, the annual salary rate immediately prior to the Change in Control) and (y) highest annual bonus earned during the last three completed fiscal years immediately preceding the executive officer's termination date (the "Bonus Amount"); the severance payment will also include an amount equal to the lump sum actuarial equivalent of the additional benefit which the officer would have received under the Company's Retirement, Excess Benefit and Supplemental Executive Retirement Plans if his employment had continued for 3 additional years, his age were increased by 3 years and he continued to receive salary equal to the annual salary rate in effect immediately prior to the Change in Control and bonus compensation equal to the Bonus Amount. Should the executive officer be subject to the excise tax on "excess parachute payments" as a result of such payment and payments under other plans due to a Change in Control, an additional payment will be made to restore the after-tax severance payment to the same amount which the executive officer would have retained had the excise tax not been imposed.

The initial term of the Severance Agreements, was July 11, 2000 to December 31, 2000. Thereafter, they automatically renew each January 1st for consecutive one year periods unless terminated by either party on 90 days prior notice, provided, that notwithstanding any such notice, the Severance Agreements will continue in effect for 24 months after a Change in Control which occurs during the term or any renewal thereof.

OTHER EMPLOYEE BENEFIT MATTERS. Under the 1993 and 1999 Long-Term Incentive Plans, in the event of a Change in Control (as defined below), (i) the restrictions applicable to all shares of restricted stock and restricted share units shall lapse and such shares and share units shall be deemed fully vested,
(ii) all restricted stock granted in the form of share units shall be paid in cash, (iii) 200% of all performance shares granted in the form of shares of Common Stock or share units shall be deemed to be earned in full and fully vested, (iv) 200% of all performance shares granted in the form of share units shall be paid in cash, and (v) any participant who holds a stock option that is not exercisable in full shall be entitled to receive a cash payment as provided below with respect to the portion of the stock option which is not then exercisable. The amount of any cash payment in respect of a restricted share unit or performance share unit shall be equal to: (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common Stock or, if higher, the highest fair market value of the Common Stock during the 90-day period ending on the date of the Change in Control or (B) in the event the Change in Control is the result of any other occurrence, the highest fair market value of the Common Stock during the 90-day period ending on the date of the Change in Control. The amount to be paid in respect of the portion of any stock option which is not exercisable shall be equal to the result of multiplying the number of shares of Common Stock covered by such portion of the stock option by the difference between (x) the per share value of Common Stock determined pursuant to the preceding sentence, or such lower price as the Compensation and Organization Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, and (y) the per share exercise price of such stock option.

The Company entered into a trust agreement with an independent trustee in 1993 to establish a trust (the "Trust") to provide for the payment of amounts due to Messrs. Renyi, Hassell, Griffith, Mueller and later, Mr. Van Saun (and certain other senior executives) upon a Change in Control (as defined below) of the Company. The terms of the Trust provide for the payment to Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller (and certain other senior executives) of the severance pay payable to them pursuant to their Severance Agreements described above. The Trust also provides for the payment of amounts due to participants under the Company's Supplemental Executive Retirement Plan and Excess Benefit Plan which include Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller (and certain other senior executives). The Trust is revocable at any time at the option of the Company prior to a Change in Control. After the occurrence of a Change in Control, the Trust will become irrevocable and will be used for the exclusive purpose of providing benefits to such persons. The Trust is funded by the deposit of an irrevocable letter of credit in the amount of $220 million issued by an entity unaffiliated with the Company.

CHANGE IN CONTROL. A "Change in Control" for purposes of the Severance Agreements of Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller, the Trust, the Supplemental Executive Retirement Plan and Excess Benefit Plan, the 1993 and 1999 Long-Term Incentive Plans is deemed to occur if (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of then outstanding securities ("Voting Securities") of the Company, unless the acquisition of Voting Securities is in connection with an acquisition by the Company of a business or operation of or controlled by such person, a majority of the Board approve a resolution providing that the acquisition does not constitute a Change in Control and such person does not become the owner of 35% or more of the Voting Securities; or (B) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or (C) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously approved (the "Incumbent Directors"), cease for any reason to constitute a majority thereof; or (C) the consummation of the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in (i) the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or, if applicable, of the ultimate parent corporation which has beneficial ownership of at least 95% of the Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of the Company or of such surviving entity (or such ultimate parent corporation) outstanding immediately after such merger or consolidation and (ii) the Incumbent Directors constituting at least a majority of (x) the board of directors of the surviving entity and of any corporation that owns 25% or more but less than 50% of the Voting Securities of such surviving entity or (y) the board of directors of any corporation that owns at least 50% of the Voting Securities of such surviving entity; or (D) the shareholders of the Company approve a plan of complete liquidation of the Company; or (E) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets. Notwithstanding anything contained herein to the contrary, if a Change in Control occurs under clause (C) of the definition thereof under the 1993 or the 1999 Long-Term Incentive Plans, no amendment to the provisions of this Section which is adopted in connection with or as a consequence of the Change in Control shall be effective if it adversely affects a Participant unless the Company's Chief Executive Officer immediately prior to such Change in Control serves as Chief Executive Officer for 2 years thereafter of the Surviving Corporation and, if applicable, of any corporation that owns at least 50% of the Voting Securities of the Surviving Corporation.

PENSION BENEFITS

                               PENSION PLAN TABLE
                           YEARS OF CREDITED SERVICE

REMUNERATION      15         20          25           30           35           40
------------   --------   --------   ----------   ----------   ----------   ----------
 $  100,000    $ 24,750   $ 33,000   $   41,250   $   49,050   $   56,550   $   64,050
    200,000      49,500     66,000       82,500       98,100      113,100      128,100
    300,000      74,250     99,000      123,750      147,150      169,650      192,150
    400,000      99,000    132,000      165,000      196,200      226,200      256,200
    500,000     123,750    165,000      206,250      245,250      282,750      320,250
    600,000     148,500    198,000      247,500      294,300      339,300      384,300
    700,000     173,250    231,000      288,750      343,350      395,850      448,350
    800,000     198,000    264,000      330,000      392,400      452,400      512,400
    900,000     222,750    297,000      371,250      441,450      508,950      576,450
  1,000,000     247,500    330,000      412,500      490,500      565,500      640,500
  1,100,000     272,250    363,000      453,750      539,550      622,050      704,550
  1,200,000     297,000    396,000      495,000      588,600      678,600      768,600
  1,300,000     321,750    429,000      536,250      637,650      735,150      832,650
  1,400,000     346,500    462,000      577,500      686,700      791,700      896,700
  1,500,000     371,250    495,000      618,750      735,750      848,250      960,750
  1,600,000     396,000    528,000      660,000      784,800      904,800    1,024,800
  1,700,000     420,750    561,000      701,250      833,850      961,350    1,088,850
  1,800,000     445,500    594,000      742,500      882,900    1,017,900    1,152,900
  1,900,000     470,250    627,000      783,750      931,950    1,074,450    1,216,950
  2,000,000     495,000    660,000      825,000      981,000    1,131,000    1,281,000
  2,100,000     519,750    693,000      866,250    1,030,050    1,187,550    1,345,050
  2,200,000     544,500    726,000      907,500    1,079,100    1,244,100    1,409,100
  2,300,000     569,250    759,000      948,750    1,128,150    1,300,650    1,473,150
  2,400,000     594,000    792,000      990,000    1,177,200    1,357,200    1,537,200
  2,500,000     618,750    825,000    1,031,250    1,226,250    1,413,750    1,601,250
  2,600,000     643,500    858,000    1,072,500    1,275,300    1,470,300    1,665,300
  2,700,000     668,250    891,000    1,113,750    1,324,350    1,526,850    1,729,350

Individuals listed in the Summary Compensation Table on page 12 had the following covered compensation, and years of credited service as of December 31, 2002, respectively: Thomas A. Renyi, $2,623,667, 31 years; Gerald Hassell, $1,510,801, 26 years; Alan R. Griffith, $1,327,545, 36 years; Bruce Van Saun $1,147,545, 5 years and Robert J. Mueller, $1,072,974, 25 years. Covered compensation consists of the average of the three highest consecutive years of combined salary and bonus paid in the last ten years.

For Messrs. Renyi, Hassell, Griffith, Van Saun and Mueller, the Pension Plan Table sets forth the estimated annual pension benefit in the form of a straight life annuity payable at normal retirement age before reduction for Social Security benefits.

EQUITY COMPENSATION PLANS

                                                                                   NUMBER OF SECURITIES
                                                                                  REMAINING AVAILABLE FOR
                                 NUMBER OF SECURITIES TO                           FUTURE ISSUANCE UNDER
                                     BE ISSUED UPON          WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                       EXERCISE OF          EXERCISE PRICE OF        PLANS (EXCLUDING
                                  OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
PLAN CATEGORY                      WARRANTS AND RIGHTS     WARRANTS AND RIGHTS          COLUMN (A))
-------------                    -----------------------   --------------------   -----------------------
                                           (A)                     (B)                      (C)
Equity compensation plans
  approved by security
  holders(1)(2)................        51,425,347                 $37.52                24,765,862
Equity compensation plans not
  approved by security
  holders(2)...................
                                       ----------                 ------                ----------
  Total........................        51,425,347                 $37.52                24,765,862
                                       ----------                 ------                ----------

---------------

(1) As of December 31, 2002.

(2) All equity compensation plans providing for the issuance of options for the purchase of equity securities have been approved by shareholders. No warrants or rights are issuable under any equity compensation plan.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Company has purchased directors' and officers' liability and corporate reimbursement insurance, covering all directors and officers of the Company and all subsidiaries, from the following underwriters: National Union Fire Insurance Company of Pittsburgh, PA, Lloyd's of London and various other domestic and international insurance companies. These policies are dated December 1, 2002 at a total premium expense for a one year period of $8,685,000.00, which was paid by the Company, and are due to expire December 1, 2003.

CERTAIN TRANSACTIONS

In the ordinary course of business, the Company and certain of its subsidiaries have had, and expect to continue to have, banking and fiduciary transactions with a number of their directors and executive officers and their associates and members of their immediate families. Such transactions are all on bases comparable to similar transactions with others who are not within such group.

Certain of the Company's executive officers and directors and members of their immediate families are customers of the Company's subsidiaries, and certain of the Company's executive officers and directors are executive officers, directors or beneficial owners of 10 percent or more of any class of equity securities of corporations, or members of partnerships, which are customers of or suppliers to the Company and its subsidiaries. As such customers or suppliers, their transactions were in the ordinary course of business. Such customer transactions include borrowings, all of which were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features, at the time they were made.

During 2002, John C. Malone, a director of the Company, was also Chairman of Liberty Media Corporation. During 2002 the Company made loans to Liberty Media Corporation and certain of its affiliated entities. There was no indebtedness to the Company outstanding at any time during 2002 net of loans participated to the Bank. In addition to the loans made by the Company, bank subsidiaries of the Company made loans to Liberty Media Corporation and certain of its affiliated companies which were outstanding in 2002. All of these loans were made, for a variety of corporate purposes, in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features at the time they were made. During 2002, loans to two affiliated entities of Liberty Media Corporation were classified by the Bank as potential problem loans. Although the loans, totaling approximately $20 million, are presently performing, this action was taken because of concerns about the credit quality of the borrowers. Since October 2002, another affiliate of Liberty Media Corporation has owed the Bank approximately $4 million for a foreign exchange transaction. Payment is presently being negotiated in connection with the restructuring of that affiliate. The Bank has substantially reserved for the potential trading loss.

During 2002, Brian L. Roberts, a director of the Company, was also President and Chief Executive Officer of Comcast Corporation. During 2002, the Company made loans to certain of Comcast Corporation's affiliated companies. There was no indebtedness to the Company outstanding at any time during 2002 net of loans participated to the Bank. In addition, bank subsidiaries of the Company made loans to Comcast Corporation and certain of its affiliated companies. All of these loans were made, for a variety of corporate purposes, in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

During 2002, J. Carter Bacot, a director of the Company, was a party to a consulting agreement with the Company pursuant to which he was paid $100,000.

LITIGATION

Two consolidated shareholder derivative actions were filed (one in United States District Court for the Southern District of New York and one in New York Supreme Court, County of New York) against certain current and former directors and officers of the Company and the Bank. Both actions alleged that the defendants breached their fiduciary duties of due care and loyalty by (i) aggressively pursuing business with Russian banks and other business entities without implementing sufficient safeguards, and (ii) failing to supervise properly those responsible for that business. In addition, the federal complaint (and a nearly identical complaint filed in state court and consolidated with the primary action) included allegations that certain current and former officers of the Bank and the Company participated in an improper scheme to transfer cash from Russia to off-shore accounts. In November 2001, the federal district court dismissed the consolidated federal action. Plaintiffs appealed that decision and, on February 12, 2003, the Court of Appeals for the Second Circuit affirmed the district court's dismissal.

The parties in the state derivative action participated in a court-appointed mediation and reached a proposed settlement of the consolidated action. The settlement includes payment of $26.5 million by defendants' insurance carriers to the Company's shareholders and requires the Company and the Bank to undertake certain prophylactic measures. On January 23, 2003, the state court preliminarily approved the settlement, directed the sending of notices to shareholders, and scheduled a hearing on April 30, 2003 to consider final approval of that settlement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers ("Reporting Persons") to file with the Securities and Exchange Commission and the NYSE, within specified monthly and annual due dates, reports relating to their ownership of and transactions in the Company's equity securities.

Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2002, its Reporting Persons have complied with all applicable Section 16(a) filing requirements except that Newton P. S. Merrill inadvertently failed to timely file one report reporting one transaction.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of the Company, as of December 31, 2002, no person had beneficial ownership of more than 5% of its voting securities.

ITEM 2.  PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as the Company's independent public accountants for the year 2003, and the Board of Directors recommends that shareholders ratify such appointment at the Annual Meeting.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, to have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

ITEM 3.  PROPOSAL TO APPROVE THE COMPANY'S 2003 LONG-TERM INCENTIVE PLAN

This section provides a summary of the principal terms of the 2003 Long-Term Incentive Plan of The Bank of New York Company, Inc. ("2003 LTIP"). The complete 2003 LTIP is annexed to this proxy statement as Exhibit B. For a complete description of the terms of the 2003 LTIP, you should read the 2003 LTIP.

The Board of Directors adopted the 2003 LTIP on March 11, 2003 to be effective June 1, 2003, subject to approval by shareholders. The Board of Directors believes that the Company's long-term financial interests, including its growth and performance, are dependent upon its ability to attract and retain employees of outstanding ability. The 2003 LTIP will provide the Company an opportunity to encourage selected employees and employees of its subsidiaries to acquire an ownership interest in the Company and will help align their economic interests directly with those of the Company's shareholders. The 2003 LTIP will also provide the Company with flexibility to offer, in line with competitive practices, compensation packages to selected candidates whose contributions and skills are important to its long-term success.

GENERAL. Under the 2003 LTIP, the Company may grant employees stock options (either incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options), performance shares and restricted stock (collectively, the "awards"). The 2003 LTIP is administered by the Compensation and Organization Committee of the Board of Directors (the "Compensation Committee"), which is authorized to select employees of the Company and its subsidiaries to receive awards, determine the type of awards to be made, determine the number of shares of Common Stock or share units subject to any award and determine the other terms and conditions of such awards to the extent not provided for in the 2003 LTIP. Subject to limits it may establish, the Compensation Committee may delegate such authority with respect to employees other than those considered to be Covered Employees under the 2003 LTIP (including the Chief Executive Officer and employees whom the Compensation Committee considers likely to be among the four other most highly compensated executive officers for the year in which an award is made or payable) and other employees who are subject to Section 16 of the Exchange Act.

All employees of the Company and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Compensation Committee, are eligible to receive awards under the 2003 LTIP. The Compensation Committee may also deem other employees of the Company and its subsidiaries eligible to receive awards of nonstatutory options under the 2003 LTIP. While such criteria are subjective in nature, based on its experience to date under the 1999 Long-Term Incentive Plan of The Bank of New York Company, Inc. ("1999 LTIP"), the Company currently estimates that approximately 2,500 employees are likely to be eligible to receive awards each year under the 2003 LTIP. In addition, under the 1999 LTIP, special annual grants of nonstatutory options to purchase a limited number of shares have been made to a broad group of employees since January, 1997. The largest grant of this type was made in February, 2003, with each such employee receiving an option to purchase 200 shares. Approximately 14,600 employees were eligible for the 2003 grant.

It is not possible to determine the benefits or amounts to be received under the 2003 LTIP because all amounts to be received will be based solely on future performance. The following table presents the benefits and amounts that would have been allocated to the Chief Executive Officer and the four other most highly compensated executive officers of the Company, all current executive officers as a group, all current directors who are not executive officers as a group and all employees including all current officers who are not executive officers as a group, under the 2003 LTIP if it had been in effect in 2002. Benefits received from awards are based on the Company's future performance.

                         PERFORMANCE SHARES(1)           STOCK OPTIONS             RESTRICTED STOCK
                        -----------------------   ---------------------------   -----------------------
                          DOLLAR      NUMBER OF   NUMBER OF    EXERCISE PRICE     DOLLAR      NUMBER OF
                           VALUE        UNITS       SHARES       PER SHARE         VALUE       SHARES
                        -----------   ---------   ----------   --------------   -----------   ---------
Thomas A. Renyi.......  $ 7,076,250    180,000       650,000   $       41.85    $   771,421     18,433
  Chairman and Chief
    Executive Officer
Gerald L. Hassell.....  $ 4,127,813    105,000       375,000   $       41.85    $   460,224     10,997
  President
Alan R. Griffith......  $ 3,243,281     82,500       250,000   $       41.85    $   295,880      7,070
  Vice Chairman
Bruce W. Van Saun.....  $ 2,712,563     69,000       210,000   $       41.85    $   278,805      6,662
  Senior Executive
    Vice President and
    Chief Financial
    Officer
Robert J. Mueller.....  $ 2,358,750     60,000       200,000   $       41.85    $   201,508      4,815
  Senior Executive
    Vice President
Executive Officer       $19,518,657    496,500     1,813,000   $       41.85    $ 3,388,887     80,977
  Group (including
  identified
  officers)...........
Non-Executive Officer   $         0          0             0   $           0    $         0          0
  Director Group(2)...
Non-Executive Officer   $11,204,063    285,000    12,550,892   $20.85-$44.90    $38,870,648    952,182
  Employee Group......

---------------

(1) Awards shown are awards of performance shares made in 2000 because no performance shares were awarded in 2002. The dollar value of the awards of performance shares are based on the closing price of the Company's Common Stock on February 8, 2000, the date performance shares were granted. An individual earns performance shares based on the performance of the Company. Performance shares granted during 2000 are earned based on Company performance during calendar years 2000, 2001 and 2002 and are generally subject to a two year restriction on sale after vesting.

(2) Non-Executive Officer Directors are not eligible for awards under the 2003 LTIP.

The number of newly issued shares of Common Stock available for the grant of Awards under the 2003 LTIP will not exceed 40,000,000 plus shares of Common Stock remaining available for issuance under the 1999 LTIP. Of the 40,000,000 shares of Common Stock requested no fewer than 3,000,000 shares of Common Stock may be used for grants of restricted stock in lieu of cash compensation and no more than 3,000,000 shares of Common Stock shall be used for grants of performance shares or other shares of restricted stock. Additionally, shares subject to Awards under the 2003 LTIP and any prior plan that are forfeited, cancelled or terminated, as well as shares subject to Awards under such plans that are surrendered by employees to pay the option price or to satisfy any tax or withholding obligation, may be reissued under the 2003 LTIP. Notwithstanding the foregoing, these limits will be adjusted for any stock dividend or split, recapitalization, merger or similar change.

On March 24, 2003, the closing price of the Common Stock on the NYSE was $21.42 per share.

STOCK OPTIONS. Stock options entitle the holder to purchase shares of Common Stock at a per share price determined by the Compensation Committee, which price will not be less than the closing price of Common Stock on the NYSE ("Fair Market Value") on the date of grant. Stock options will be exercisable for such period as is determined by the Compensation Committee, but in no event may options be exercised within one year from the date of grant (except after a Change in Control) or exercisable after 10 years from the date of grant. The Compensation Committee may permit an employee who has received a grant of nonstatutory stock options to transfer the options, subject to such terms and conditions specified by the Compensation Committee, to the employee's spouse and issue (including adopted and step-children) or to a trust for the benefit of the employee and such family members. No employee may receive stock option grants for more than 1,500,000 shares of Common Stock (as adjusted for any stock dividend or split, recapitalization, merger or similar change) during any calendar year. At no time may the option price of any outstanding stock option be reduced without the prior approval of shareholders.

Upon the grant or exercise of an incentive stock option, no income will be realized by the optionee for Federal income tax purposes and the Company will not be entitled to any deduction. If the Common Stock acquired upon exercise is not disposed of within the one-year period beginning on the date of the transfer of the Common Stock to the optionee, nor within the two-year period beginning on the date of the grant of the option, any gain or loss realized by the optionee upon the disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to the Company. If the Common Stock is disposed of within the one-year or two-year periods referred to above, the optionee will realize ordinary income at the time of disposition in an amount equal to the excess of the Fair Market Value of the Common Stock on the date of exercise (or, if less, the gross proceeds of the disposition) over the exercise price, and the Company will be entitled to a corresponding deduction.

Upon the grant of a nonstatutory option, no income will be realized by the optionee for Federal income tax purposes, and the Company will not be entitled to any deduction. Upon the exercise of such an option, the optionee will realize ordinary income in the amount by which the Fair Market Value of the Common Stock at the time of exercise exceeds the exercise price, and the Company will be entitled to a corresponding deduction. The Compensation Committee may permit an optionee to satisfy the Company's obligation to withhold required taxes upon the exercise of a nonstatutory option by having the Company retain the number of shares of Common Stock, the Fair Market Value of which is equal to the required withholding amount.

PERFORMANCE SHARES. Performance share awards consist of a grant of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. The number of shares of Common Stock or share units to which the holder is entitled is based upon performance conditions of the Company over a performance period (which in no event may be less than 12 months) as determined by the Compensation Committee. Performance share awards may provide the holder with dividends or dividend equivalents and voting rights prior to vesting. The Compensation Committee will determine whether performance shares granted in the form of share units shall be paid in cash, Common Stock or a combination thereof.

Awards of performance shares to the Chief Executive Officer and the employees whom the Compensation Committee considers likely to be among the four other most highly compensated executive officers for the year in which an award is made or payable shall, except to the extent determined otherwise by the Compensation Committee, be subject to performance conditions. The conditions must be established within 90 days after the start of the performance period and be based on the achievement by (a) the Company of a target total shareholder return, earnings per share or stock price, or (b) the Company or a specified business unit of (i) a specified target operating or net income, return on assets or business diversification, (ii) a specified target return on equity,
(iii) one or more operating ratios or results, (iv) market share, (v) cash flow,
(vi) expense or cost control, (vii) favorable comparison to competitors, or
(viii) the accomplishment of or the meeting of thresholds related to mergers, acquisitions, dispositions or similar extraordinary business transactions, or any combination of the above. The Compensation Committee may reduce or eliminate an award of performance shares to such officers, notwithstanding the achievement of a specified target. The maximum number of performance shares subject to any award to such an officer, calculated prior to any earn-out factors, is 600,000 (as adjusted for any stock dividend or split, recapitalization, merger or similar change) for each 12 months during the performance period; to the extent the award is paid in cash the maximum is the cash value of such shares at the closing price on the Common Stock's last trading day on the New York Stock Exchange (the "NYSE") during the period. If such an officer terminates employment for any reason during the period, the award will be payable to the extent determined by the Compensation Committee if the performance conditions are achieved.

RESTRICTED STOCK. Restricted stock awards consist of a grant of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. Restricted stock awards may provide the holder with dividends or dividend equivalents and voting rights prior to vesting. The Compensation Committee will determine whether restricted stock granted in the form of share units shall be paid in cash, Common Stock or a combination thereof. The employment conditions and the length of the period for vesting of restricted stock awards are established by the Compensation Committee at the time of grant. A restricted period of not less than 3 years shall apply to all Common Stock or share units subject to restricted stock awards; a shorter period may apply with respect to up to 3% of the total shares of Common Stock or share units available for grant under the 2003 LTIP.

CHANGE IN CONTROL. In the event of a "Change in Control" (as defined on page 19, above), (i) the restrictions applicable to all shares of restricted stock and restricted share units shall lapse and such shares and share units shall be deemed fully vested, (ii) all restricted stock granted in the form of share units shall be paid in cash, (iii) all performance shares granted in the form of shares of Stock or share units shall be deemed to be earned in full, (iv) all performance shares granted in the form of share units shall be paid in cash, and
(v) each person who holds a stock option that is not exercisable in full shall be entitled to receive a cash payment as provided below with respect to the portion of the stock option which is not then exercisable. The amount of any cash payment in respect of a restricted share unit or performance share unit shall be equal to: (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common Stock or (B) in the event the Change in Control is the result of any other occurrence, the aggregate per share value of Common Stock as determined by the Compensation Committee at such time. The amount to be paid in respect of the portion of any stock option which is not exercisable shall be equal to the result of multiplying the number of shares of Common Stock covered by such portion of the stock option by the difference between (x) the per share value of Common Stock determined pursuant to the preceding sentence, or such lower price as the Compensation Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, and (y) the per share exercise price of such stock option. Notwithstanding the foregoing, if a Change in Control occurs under clause (C) of the definition thereof and (x) the Voting Securities of the Company outstanding immediately prior to such merger or consolidation would continue to represent more than 50% of the combined voting power of the Voting Securities of the Company or the surviving entity immediately after such merger or consolidation and (y) immediately after such merger or consolidation there would be no Change in Control under clause (B) of the definition thereof if the words "at least 50% thereof" were substituted for the words "a majority thereof", then no payment of cash shall be made pursuant to clause (v) of the first sentence of this paragraph and in lieu thereof all stock options shall become exercisable in full. The Compensation Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such awards as it may deem equitable and in the best interests of the Company.

The 2003 LTIP or any portion thereof may be amended, suspended or terminated by the Board of Directors at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary for the 2003 LTIP to continue to comply with Rule 16b-3 under the Exchange Act. Unless terminated earlier by the Board of Directors, the term of the 2003 LTIP will expire on May 31, 2008.

No grants will be made pursuant to the 1999 LTIP after May 31, 2003 so long as the 2003 LTIP is approved by shareholders at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR THE ADOPTION OF THE 2003 LONG-TERM INCENTIVE PLAN.

ITEM 4. PROPOSAL TO APPROVE ADOPTION OF THE COMPANY'S 2004 MANAGEMENT INCENTIVE COMPENSATION PLAN

This section provides a summary of the principal terms of the 2004 Management Incentive Compensation Plan of The Bank of New York Company, Inc. ("2004 MICP"). The complete 2004 MICP is annexed to this Proxy Statement as Exhibit C. For a complete description of the terms of the 2004 MICP you should read the 2004 MICP.

The Board of Directors adopted the 2004 MICP on January 14, 2003 and is asking shareholders to approve the adoption of the 2004 MICP. The 2004 MICP replaces the 1994 Management Incentive Compensation Plan ("1994 MICP"). The 2004 MICP is substantially the same as the 1994 MICP. The last grants under the 1994 MICP were made in February, 2003.

BACKGROUND. The purpose of the 2004 MICP is to promote the growth and financial interests of the Company and its subsidiaries by: (i) attracting and retaining officers and key personnel possessing outstanding ability; (ii) motivating officers and key personnel by means of performance related incentives, and (iii) providing incentive compensation opportunities which are competitive with those of other major financial institutions.

GENERAL. Under the 2004 MICP, which will expire as of December 31, 2013, the Company may pay cash bonuses to employees of the Company and its subsidiaries. The aggregate amount of cash bonuses in any calendar year may not exceed 10% of the amount by which consolidated net income of the Company exceeds 7% of the Company's average shareholders' equity for that year.

The 2004 MICP is administered by the Compensation and Organization Committee of the Board of Directors (the "Compensation Committee"), which is authorized to select employees to receive awards and determine the size, terms and conditions of such awards to the extent not provided for in the 2004 MICP. Subject to limits it may establish, the Compensation Committee may delegate such authority with respect to employees other than those considered to be Covered Employees under the 2004 MICP (including the Chief Executive Officer and employees whom the Compensation Committee considers likely to be among the four other most highly compensated executive officers for the year in which an award is made or payable) and other employees who are subject to Section 16 of the Exchange Act. While determination of the size, terms and conditions of such awards is subjective, all employees of the Company and its subsidiaries are eligible to receive awards under the 2004 MICP.

The 2004 MICP limits the amount of individual awards to Covered Employees in any year to 0.2% of the Company's pre-tax income for that year, as reported to shareholders. Within 90 days after the start of each year, the Compensation Committee may establish performance goals to determine the amount of the award, if any, to be paid to a Covered Employee. Such performance goals are only set for those Covered Employees who are likely to have remuneration in excess of $1 million for which the Company would not otherwise be eligible for a Federal income tax deduction. The Company is only entitled to Federal income tax deductions for compensation in excess of $1 million paid to Covered Employees if the Company meets the requirements of Section 162(m) of the Code. These requirements generally provide that: (i) compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals, (ii) performance goals must be established by the Compensation Committee of the Board of Directors, (iii) the material terms under which the compensation is to be paid must be disclosed and approved by the shareholders, and (iv) prior to payment, the Compensation Committee must certify that the performance goals were in fact satisfied. The 2004 MICP contains provisions which are intended to satisfy these requirements.

The performance goals may be set on the basis of: the achievement by (a) the Company of a target total shareholder return, earnings per share or stock price, or (b) the Company or a specified business unit of (i) a specified target operating or net income, return on assets or business diversification, (ii) a specified target return on equity, (iii) one or more operating ratios or results, (iv) market share, (v) cash flow, (vi) expense or cost control, (vii) favorable comparison to competitors, or (viii) the accomplishment of or the meeting of thresholds related to mergers, acquisitions, dispositions or similar extraordinary business transactions, or any combination of the above.

The Compensation Committee may, in its discretion, reduce or eliminate an award to a Covered Employee notwithstanding the achievement of a specified target. Additionally, the Committee may, in its discretion, provide that MICP awards be paid in cash, stock or a combination of both. Awards settled in shares of Stock shall be funded from shares authorized under the proposed 2003 LTIP or any predecessor plan approved by shareholders.

Awards, if any, to be made in future years under the 2004 MICP have not been determined since they will be determined based on actual future performance. The following table sets forth the minimum and maximum awards that could have been paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company; all current executive officers as a group; all current directors who are not executive officers as a group; and all employees including all current officers who are not executive officers, as a group for fiscal 2002 depending on the extent to which the performance goals established by the Compensation Committee are achieved. Since performance goals may not be achieved there can be no assurance that any awards will actually be paid in any future performance period. Awards are generally paid each February for the prior calendar year, but have also been paid in the latter part of December of the calendar year for which they are made.

The 2004 MICP or any portion thereof may be amended, suspended or terminated by the Board of Directors at any time. The 2004 MICP does not contain any change in control provisions.

                                                          MINIMUM AMOUNT OF       MAXIMUM POSSIBLE
                                                           AWARD FOR FISCAL     AMOUNT OF AWARD FOR
NAME OF INDIVIDUAL OR GROUP                                 YEAR 2002 ($)       FISCAL YEAR 2002 ($)
---------------------------                              --------------------   --------------------
Thomas A. Renyi, Chairman..............................           0                    2,744,000
Gerald L. Hassell, President...........................           0                    2,600,000
Alan R. Griffith, Vice Chairman........................           0                    2,156,300
Bruce W. Van Saun, Senior Executive Vice President and
  Chief Financial Officer..............................           0                    1,781,300
Robert J. Mueller, Senior Executive Vice President.....           0                    1,470,000
Executive Officer Group (including identified
  officers)............................................           0                   11,426,600(1)
Non-Executive Officer Director Group(2)................           0                            0
Non-Executive Officer Employee Group...................           0                   32,908,650(3)

---------------

(1) For the Executive Officer Group, the amount listed is the aggregate of the maximum possible amount of award for the named executive officers plus the actual MICP awards for the executive officer group (excluding the named executive officers) paid for fiscal year 2002 under the 1994 MICP.

(2) Non-Executive Officer Directors are not eligible for awards under the 2004 MICP.

(3) For the Non-Executive Officer Group, the amount listed is the aggregate actual MICP awards paid for fiscal year 2002 under the 1994 MICP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR THE ADOPTION OF THE 2004 MANAGEMENT INCENTIVE COMPENSATION PLAN.

ITEM 5. SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL WITH RESPECT TO POLITICAL CONTRIBUTIONS

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, who is the owner of 1,002 shares of the Common Stock of the Company, has advised the Company that she intends to present the following proposal at the Annual Meeting:

RESOLVED: "That the stockholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in the Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens' initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders." "And if no such disbursements were made, to have that fact publicized in the same manner."

PROPONENT'S STATEMENT IN SUPPORT OF RESOLUTION:

REASONS: "This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures that they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent."

"If you AGREE, please mark your proxy FOR this resolution."

MANAGEMENT RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors believes that adoption of this proposal would be costly and unnecessary and not in the best interests of the Company or its shareholders.

The Company is already required to comply with numerous federal and state laws and regulations governing the permissibility and reporting of political contributions. This proposal would impose additional costs and administrative burdens on your Company without conferring a concomitant benefit on the shareholders.

Advertising each and every contribution made by the Company in newspapers would not provide the shareholders with meaningful information.

As authorized by federal law, the Company also sponsors a political action committee supported solely by voluntary contributions from employees. The political action committee files publicly available reports with the Federal Election Commission detailing its receipts and disbursements.

Our political action committee provides support for candidates and public officials whose views are consistent with the Company's long-term legislative and regulatory goals regarding the financial services industry or the communities served by the Company and its subsidiaries.

Requiring your Company to spend money purchasing advertising space to disclose contributions would not be a productive use of your Company's funds.

For these reasons management believes that the proposal does not serve the best interests of the Company or its shareholders.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THE SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

In accordance with the rules of the Securities and Exchange Commission (the "SEC"), shareholders who intend to present proposals at the 2004 Annual Meeting of Shareholders must submit such proposals in time for them to be received by the Company on or before December 2, 2003, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. A shareholder proposal submitted outside the process of SEC Rule 14a-8 is considered untimely if it is not received by February 15, 2004.

                                          J. Michael Shepherd
                                          Secretary

March 31, 2003

                                                                       EXHIBIT A

AUDIT AND EXAMINING COMMITTEE CHARTER

I. GENERAL

This Charter sets forth the authority and responsibilities of the Audit and Examining Committee (the "Committee") of the Board of Directors (the "Board") of The Bank of New York Company, Inc. (the "Company") and The Bank of New York (the "Bank").

The Committee assists the Board in fulfilling its statutory and fiduciary responsibilities with respect to internal controls, accounting policies, and auditing and financial reporting practices. The Committee assists the Board in its oversight of (i) the integrity of the Company's financial statements, (ii) compliance with legal and regulatory requirements, (iii) the independent public accountants' qualification and independence, and (iv) the performance of the independent public accountants and the Company's internal audit function.

The Committee will report its activities to the Board on a regular basis and make such recommendations as the Committee deems necessary or appropriate.

The Committee is entitled to place reasonable reliance on (i) the integrity of those persons and organizations within and outside the Company from whom and from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary which will be promptly reported to the Board of Directors.

The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for planning and performing proper audits, including an audit of the Company's annual consolidated financial statements filed on Form 10-K, and other procedures, including reviews of the Company's unaudited interim consolidated financial statements prior to the filing of each quarterly report on Form 10-Q. The Committee is responsible for maintaining open communication between the Committee and the independent public accountants, internal auditors, management, and the Board of Directors.

The Committee will have full access to the Company's books, records, facilities, and personnel. The Committee has the authority and available funding to perform or supervise special investigations and to engage outside experts, including legal and accounting experts, to assist it in fulfilling its obligations. The Committee will have the sole authority to approve fees and related terms of engagements for outside experts.

The Committee will conduct an annual self-evaluation of its effectiveness.

This charter will be published on the Company's Website and in the Annual Proxy Statement, and will be available in written form upon request.

The Committee will review and assess the adequacy of this written charter annually and recommend changes to the Board of Directors when necessary.

II. MEMBERSHIP

The Committee members will be appointed by the Board of Directors, and the Chairman of the Committee will be designated by the Board. The Committee will consist of three or more members who are all Independent Directors meeting the requirements of applicable laws, regulations and the Listing Standards of the New York Stock Exchange as determined by the Board of Directors in its business judgment, and the selection of members will be based on the specific needs of the Company and regulation. The composition of the Committee and its independence will be reviewed annually by the Board of Directors.

Should there be members who sit simultaneously on the Audit Committees of three or more other public companies, the Board will determine if their duties on other boards impair their ability to serve effectively on the Audit and Examining Committee of the Company, and such determinations will be disclosed in the Annual Proxy Statement.

The Committee members will not receive, directly or indirectly through their affiliations, any consulting, advisory, or other form of compensation from the Company other than Director's Fees as defined in the Company's Corporate Governance Guidelines.

All members of the Committee will be "financially literate," and collectively the members shall have such other qualifications as mandated by the Securities and Exchange Commission. As required by New York Stock Exchange Listing Standards or by law or regulation, at least one member will have "accounting or related financial management expertise." To the extent that the Committee may have an "audit committee financial expert," as defined in regulations of the Securities and Exchange Commission, the designation of a person as the Company's audit committee financial expert will not impose any duties, obligations or liability on that person that are greater than those imposed on other members of the Committee and the Board who do not carry this designation, nor will it affect the duties, obligations or liability of any other member of the Committee or the Board. The Board of Directors will perform an annual review to confirm the qualifications and independence of the Committee. Committee members will serve at the pleasure of the Board and may be removed by the Board of Directors in its discretion.

III. MEETINGS

The Committee will meet as often as necessary to fulfill its duties and responsibilities.

Minutes of all meetings will be approved by the Committee and maintained.

The Committee will meet separately at least quarterly with each of management, the Chief Auditor, the General Counsel and the independent public accountants, providing sufficient time to discuss any matters that the Committee or any of these persons or firms believes should be discussed.

The Committee may request any officer or employee of the Company or outside counsel to the Company or independent public accountants or any special counsel or advisors to the Committee to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV. DUTIES AND RESPONSIBILITIES

A. MATTERS TO BE REVIEWED AND DISCUSSED BY THE COMMITTEE

The Committee will review management's assessment of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention and detection of management override or compromise of internal controls.

The Committee will review the Report on Internal Controls that is filed within the Company's Annual Report. That report will state the responsibilities of management for establishing and maintaining an adequate internal control structure and procedures for financial reporting and contain an assessment of the effectiveness of such structure and procedures. The Committee will also review the independent public accountants' examination of management's assertion regarding the Company's internal controls over financial reporting.

The Committee will discuss with management, the Chief Auditor and/or the independent public accountants, as appropriate, significant proposed or contemplated changes to the Company's auditing and accounting principles, policies, controls, procedures and practices, and will inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

The Committee will review and discuss with management and the independent public accountants the scope of services required at the commencement of the audit, matters relating to the conduct of the audit, and the results of the audit.

The Committee, or in its discretion, the Chairman of the Committee, will discuss with management, the Chief Auditor and/or the independent public accountants, as appropriate, prior to issuance, the Company's financial earnings press releases. The Committee, or in its discretion, the Chairman of the Committee, will discuss with management, the Chief Auditor and/or the independent public accountants, as appropriate, financial information and earnings guidance provided to analysts and rating agencies.

The Committee will review with management, the independent public accountants, and the Chief Auditor the Company's annual consolidated financial statements and the related opinion thereon, prior to filing with the Securities and Exchange Commission. The Chief Executive Officer, Chief Financial Officer, and Chief Auditor will be present at this review, which will include a review of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's Annual Report on Form 10-K, as well as any other matters to be reviewed per the requirements of the Securities and Exchange Commission, other regulatory agencies, or the New York Stock Exchange. The Committee will review the independent public accountants' judgment about the quality of accounting principles as applied in financial reporting, and will review and assess the reasonableness of analyses prepared by management and the independent public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements. Specifically, the independent public accountants will report to the Committee (i) all critical accounting policies and practices used by the Company, (ii) all material alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent public accountants, and (iii) other material written communications between the independent public accountants and management.

The Committee will review the interim financial statements and disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management and the independent public accountants prior to the filing of the Company's Quarterly Report on Form 10-Q. The Chief Executive Officer, Chief Financial Officer, and Chief Auditor must be present at this review. Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent public accountants under generally accepted auditing standards, including Statement on Auditing Standards No. 61. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

In conjunction with the reviews of the Company's Forms 10-K and 10-Q, the Committee will also receive a report from the Disclosure Committee and review the process for the Chief Executive Officer and Chief Financial Officer quarterly certifications of the SEC filings, as well as the Company's disclosure controls and procedures, including any changes or deficiencies.

The Committee will obtain from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

The Committee will prepare and review with the independent public accountants the report relating to its oversight role, as required by the Securities and Exchange Commission, for inclusion in the Company's Annual Proxy Statement.

The Committee will review with management and the independent public accountants the content and the basis for reports relating to internal controls over financial reporting as required under the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA).

At least annually, the Committee will obtain and review a report by the independent public accountants describing: the independent public accountants' internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent public accountants and the Company.

The Committee will review with management, the General Counsel, the Chief Compliance Officer, and the Chief Auditor the Company's compliance with laws and regulations, including the laws and regulations relating to safety and soundness designated by responsible banking agencies and will also review management's assertions with respect to laws and regulations.

The Committee will receive from management and review the results of all unsatisfactory regulatory examination reports, if there be any, and management's responses thereto.

The Committee will review and discuss policies with respect to risk management and risk assessment. The Committee may discharge this duty by receiving and discussing at least annually a report from the Risk Committee of the Board of Directors summarizing their reviews of the Company's methods for identifying and managing risks.

The Committee will review and discuss any reports received from attorneys with respect to securities law violations and/or breaches of fiduciary duties which were reported to the General Counsel or the Chief Executive Officer and not resolved to the satisfaction of the reporting attorney.

The Committee will establish and maintain procedures for the receipt, treatment and retention of complaints related to accounting, internal accounting controls, audit issues, and other situations which affect or could potentially affect the accuracy of the books and records of the Company. The means by which shareholders and employees may communicate confidentially or anonymously with the Chairman of the Committee by mail, e-mail or telephone, will be published in the Annual Proxy Statement and posted on the Company's Website. Additionally, the Committee will review with the Chief Auditor significant, validated complaints received by the Chief Auditor, including those filed by employees and shareholders through the Hotline established by management to permit the anonymous reporting of observed or suspected violations of laws, regulations or Company policies.

The Committee will receive from the Chief Compliance Officer each year a report on compliance with the Code of Conduct.

B. THE COMMITTEE'S RELATIONSHIP WITH THE INDEPENDENT PUBLIC ACCOUNTANTS

The Committee has the sole authority and responsibility to select and appoint the independent public accountants. Annually, the Committee will recommend that the Board request shareholder ratification of the appointment of the independent public accountants. The independent public accountants are to report to the Committee. The Committee also has the sole responsibility to evaluate and, when appropriate, to remove the independent public accountants. The Committee is responsible for setting the compensation of the independent public accountants, and the Committee shall periodically review the fees charged by the independent public accountants for all audit services and permitted audit-related, tax and other services.

The Committee is responsible for oversight of the independent public accountants' work as it pertains to the audit of the Company's financial statements and related disclosures, and other audit or attest services. The Committee will discuss with the independent public accountants the overall scope and plans for their audit, including the adequacy of staffing. The independent public accountants will also report to the Committee on the results of the audit, and the Committee will discuss any management or internal control letter issued or proposed to be issued by the independent public accountants.

The Committee will receive from the independent public accountants written disclosures about their independence and discuss with them any factors that might detract from their independence. Public accountants will not be independent if, at any point during the audit and professional engagement period, any audit partner earns or receives compensation based on that partner's procuring engagements with the Company to provide any services other than audit, review, or attest services. The lead and concurring partner must rotate after five years and be subject to a five-year "time-out" period after rotation. Audit partners, other than the lead and concurring partner, will be subject to rotation and time-out periods as prescribed by regulation.

The Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by the independent public accountants, and the Committee will not engage the independent public accountants to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate authority for the pre-approval of all audit and non-audit services to a member of the Committee. All such approvals will be reported at the next subsequent Committee meeting. As an alternative to pre-approving each non-audit service, the Committee may establish and disclose policies and procedures for pre-approval, provided they are consistent with requirements of applicable laws and regulations.

The Committee will require the independent public accountants to certify annually that they are in compliance with all applicable legal and regulatory requirements including those addressing rotation of lead and concurring partners, provisions of prohibited services, document retention, and the submission of timely reports.

The Committee will prohibit management from hiring as a manager overseeing financial reporting matters of the Company, any person who was employed by the independent public accountants and was the lead partner, concurring partner, or any other member of the audit engagement team who provided more than ten hours of audit, review or attest services for the Company within the one-year period preceding the commencement of the audit of the current year's financial statements.

The Committee will consider disagreements between management and the independent public accountants, if any arise, and oversee any process for resolution.

C. DUTIES WITH RESPECT TO INTERNAL AUDIT

The Committee will receive annually from the Chief Auditor the internal audit plan, including the purpose, scope, and authority of the internal audit function, organizational reporting lines, and budget and staffing. This plan is subject to Committee approval. Periodically, the Committee will review the Chief Auditor's reports describing progress against this plan and describing significant deficiencies in the system of internal controls, significant operating issues, or other matters of interest to the Committee.

The Committee will review recommendations of management with respect to the appointment, compensation, and replacement of the Chief Auditor prior to management's taking actions to hire, set compensation or replace the Chief Auditor. The Chief Auditor is accountable to the Committee. The Committee will advise the Chief Auditor that he or she is expected to provide the Committee with summaries of significant reports to management prepared by the Internal Auditing Division and management's responses thereto, and in some cases, the Committee may require the actual reports. In addition, the Chief Auditor will report to the Committee on the follow-up of significant issues raised in reports and the resolution thereof.

                                                                       EXHIBIT B

                       THE BANK OF NEW YORK COMPANY, INC.

                         2003 LONG-TERM INCENTIVE PLAN

1. PURPOSE. The purpose of the 2003 Long-Term Incentive Plan of The Bank of New York Company, Inc. (the "Plan") is to promote the long term financial interests of The Bank of New York Company, Inc. (the "Company"), including its growth and performance, by encouraging employees of the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company and its subsidiaries to attract and retain employees of outstanding ability, and providing employees with an interest in the Company parallel to that of the Company's stockholders.

2. DEFINITIONS.  The following definitions are applicable to the Plan:

"Award" shall mean an award determined in accordance with the terms of the Plan.

"Board of Directors" shall mean the Board of Directors of the Company.

"Committee" shall mean the Compensation and Organization Committee of the Board of Directors.

"Common Stock" or "Stock" shall mean the common stock of the Company.

"Covered Employee" means, at the time of an Award (or such other time as required or permitted by Section 162(m) of the Internal Revenue Code) (i) the Company's Chief Executive Officer (or an individual acting in such capacity),
(ii) any employee of the Company or its subsidiaries who, in the discretion of the Committee for purposes of determining those employees who are "covered employees" under Section 162(m) of the Internal Revenue Code, is likely to be among the four other highest compensated officers of the Company for the year in which an Award is made or payable, and (iii) any other employee of the Company or its subsidiaries designated by the Committee in its discretion.

"Exchange Act" shall mean the Securities Exchange Act of 1934.

"Fair Market Value" shall mean, per share of Stock, the closing price of the Stock on the New York Stock Exchange (the "NYSE") on the applicable date, or, if there are no sales of Stock on the NYSE on such date, then the closing price of the Stock on the last previous day on which a sale on the NYSE is reported.

"Participant" shall mean an employee of the Company or its subsidiaries who is selected by the Committee to participate in the Plan.

3. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 15 of the Plan, the number of new shares of Stock which shall be available for the grant of Awards under the Plan shall not exceed 40,000,000, increased by the number of shares remaining available for grant under the 1999 Long-Term Incentive Plan of The Bank of New York Company, Inc. (the "1999 LTIP") and the number of shares hereinafter provided for in the second paragraph of this
Section 3. Notwithstanding anything contained herein to the contrary, (i) no fewer than 3,000,000 of the 40,000,000 new shares of Stock (subject to adjustment as provided in Section 15 of the Plan) available for grant under the Plan shall be available in the aggregate under the Plan for grants of restricted stock in lieu of cash compensation, and (ii) no more than 3,000,000 of the remaining 37,000,000 new shares of Stock (subject to adjustment as provided in Section 15 of the Plan) available for grant under the Plan, shall be available in the aggregate for grants of performance shares or other restricted stock. Shares of Stock issued under the Plan may be authorized and unissued shares or treasury shares, as the Company may from time to time determine.

Shares of Stock subject to an Award under the Plan or any prior long-term incentive plan that, in whole or in part, expires unexercised or that is forfeited, terminated or cancelled, and shares of Stock surrendered or withheld from any Award under the Plan or any prior plan to satisfy a Participant's income tax withholding obligation and shares of Stock owned by the Participant that are tendered to pay for the exercise of a stock option under the Plan or any prior plan shall thereafter again be available for grant under the Plan.

4. ADMINISTRATION. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

Subject to the provisions of the Plan, the Committee (i) (or its delegate, within limits established by the Committee, with respect to non-Covered Employees and employees who are not subject to Section 16 of the Exchange Act) shall select the Participants, determine the type of Awards to be made to Participants, determine the shares or share units subject to Awards, and (ii) shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

5. ELIGIBILITY. All employees of the Company and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee, are eligible to be Participants in the Plan. In addition, the Committee may from time to time deem other employees of the Company or its subsidiaries eligible to participate in the Plan to receive awards of nonstatutory stock options.

6. AWARDS. Awards under the Plan may consist of: stock options (either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonstatutory stock options), performance shares, and restricted stock grants. Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions).

7. STOCK OPTIONS. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. Stock options shall be exercisable for such period as specified by the Committee, but in no event may options be exercised within one year from their date of grant (except as otherwise provided in Section 11) or exercisable for a period of more than ten years after their date of grant. The option price of each share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such guidelines for the tender of Common Stock as the Committee may establish, in such other consideration as the Committee deems appropriate, or by a combination of cash, shares of Common Stock and such other consideration. In no event may any Participant receive stock options with respect to more than 1,500,000 shares of Stock in any calendar year. At no time may the option price of any outstanding stock option be reduced without prior approval of shareholders of the Company.

8. PERFORMANCE SHARES. Performance shares may be granted in the form of actual shares of Stock or share units having a value equal to an identical number of shares of Stock. In the event that a stock certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant but shall be held by the Company until the time the performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee but in no event may a performance period be less than twelve months. The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Stock, or a combination of cash and Stock.

Awards of performance shares to a Covered Employee shall (unless the Committee determines otherwise) be subject to performance conditions based on the achievement by (a) the Company of a target total shareholder return, earnings per share or stock price, or (b) the Company or a specified business unit of (i) a specified target operating or net income, return on assets or business diversification, (ii) a specified target return on equity, (iii) one or more operating ratios or results, (iv) market share, (v) cash flow, (vi) expense or cost control, (vii) favorable comparison to competitors, or (viii) the accomplishment of or the meeting of thresholds related to mergers, acquisitions, dispositions or similar extraordinary business transactions, or any combination of the above. If an Award of performance shares is made on such basis, the Committee shall establish the relevant performance conditions within 90 days after the commencement of the performance period (or such later date as may be required or permitted by Section 162(m) of the Internal Revenue Code). The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of performance shares to a Covered Employee, notwithstanding the achievement of a specified performance condition. The maximum number of performance shares subject to any Award to a Covered Employee, calculated prior to any earn out factors, is 600,000 for each 12 months during the performance period (or, to the extent the Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value of such number of Shares at the closing price on the last trading day of the performance period). For purposes of the immediately preceding sentence, "trading day" shall mean a day in which the Shares are traded on the New York Stock Exchange. An Award of performance shares to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant's termination of employment prior to the end of the performance period for any reason, such Award will be payable only (A) if the applicable performance conditions are achieved and (B) to the extent, if any, as the Committee shall determine.

9. RESTRICTED STOCK. Restricted stock may be granted in the form of actual shares of Stock or share units having a value equal to an identical number of shares of Stock. In the event that a stock certificate is issued in respect of restricted stock, such certificate shall be registered in the name of the Participant but shall be held by the Company until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock shall be established by the Committee at time of grant. A restricted period of not less than three years shall apply to shares of Stock subject to restricted stock grants under the Plan, except that a restricted period of less than three years may apply to such grants with respect to up to three percent (3%) of the total shares of Stock available for the grant of Awards under the Plan. The Committee shall determine in its sole discretion whether restricted stock granted in the form of share units shall be paid in cash, Stock, or a combination of cash and Stock.

10. AWARD AGREEMENTS. Each Award under the Plan shall be evidenced by an agreement ("Award Agreement") setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

11. CHANGE IN CONTROL. In the event of a Change in Control, as hereinafter defined, (i) the restrictions applicable to all shares of restricted stock and restricted share units shall lapse and such shares and share units shall be deemed fully vested, (ii) all restricted stock granted in the form of share units shall be paid in cash, (iii) 200% of all performance shares granted in the form of shares of Stock or share units shall be deemed to be earned in full and fully vested, (iv) 200% of all performance shares granted in the form of share units shall be paid in cash, and (v) each Participant who holds a stock option that is not exercisable in full shall be entitled to receive a cash payment as provided below with respect to the portion of the stock option which is not then exercisable. The amount of any cash payment in respect of a restricted share unit or performance share unit shall be equal to: (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the higher of the final offer price per share paid for the Common Stock or the highest Fair Market Value of the Common Stock during the 90-day period ending on the date of the Change in Control or (B) in the event the Change in Control is the result of any other occurrence, the highest Fair Market Value of the Common Stock during the 90-day period ending on the date of the Change in Control. The amount to be paid in respect of the portion of any stock option which is not exercisable shall be equal to the result of multiplying the number of shares of Common Stock covered by such portion of the stock option by the difference between (x) the per share value of Common Stock determined pursuant to the preceding sentence, or such lower price as the Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, and (y) the per share exercise price of such stock option.

A "Change in Control" shall be deemed to occur if (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); provided, however, that the event described in this clause (A) shall not be deemed to be a Change in Control if (x) it involves the acquisition of the Company's Voting Securities from the Company in connection with the acquisition by the Company of a business or operations of or controlled by such person, (y) a majority of the Incumbent Directors (as defined below) approve a resolution providing expressly that such acquisition does not constitute a Change in Control under this Section 11 and
(z) such person does not become the beneficial owner of 35% or more of the Company's Voting Securities; or (B) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period (the "Incumbent Directors") and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or (C) of this sentence)whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board, either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination (each such new director shall also be deemed to be an Incumbent Director) cease for any reason to constitute a majority of the Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors, as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board or as a result of an actual or threatened acquisition of 25% or more of the Company's Voting Securities shall be deemed to be an Incumbent Director; or (C) there occurs the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) at least 60% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 95% or more of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Company's Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company's Voting Securities among the holders thereof immediately prior to the Business Combination and (ii) after giving effect to the Business Combination, at least (I) a majority of the members of the board of directors of the Surviving Corporation and of any corporation that owns 25% or more but less than 50% of the Voting Securities of the Surviving Corporation or (II) a majority of the members of the board of directors of any corporation that owns at least 50% of the Voting Securities of the Surviving Corporation, were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination; or (D) the shareholders of the Company approve a plan of complete liquidation of the Company; or (E) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding anything contained herein to the contrary, if a Change in Control occurs under clause (C) of the definition thereof, no amendment to the provisions of this Section which is adopted in connection with or as a consequence of the Change in Control shall be effective if it adversely affects a Participant unless the Company's Chief Executive Officer immediately prior to such Change in Control serves as Chief Executive Officer for 2 years thereafter of the Surviving Corporation and, if applicable, of any corporation that owns at least 50% of the Voting Securities of the Surviving Corporation.

12. WITHHOLDING. The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any shares of Stock or the payment of cash under the Plan. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Stock whose Fair Market Value equals the amount required to be withheld. Any fraction of a share of Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Company.

13. NONTRANSFERABILITY. No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit a Participant to transfer any nonstatutory stock options granted to him pursuant to the Plan to one or more of his immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members. During the lifetime of the Participant, a nonstatutory stock option shall be exercisable only by the Participant or by the immediate family member or trust to whom such stock option has been transferred pursuant to the immediately preceding sentence. For purposes of the Plan, (i) the term "immediate family" shall mean the Participant's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members and trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of a nonstatutory stock option to such immediate family member or trust, nor the ability of a Participant to make such a transfer shall have adverse consequences to the Company or the Participant by reason of Section 162(m) of the Internal Revenue Code.

14. NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

15. ADJUSTMENT OF AND CHANGES IN STOCK. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards.

16. AMENDMENT. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at anytime (except as otherwise provided in Section 11), provided that no amendment shall be made without stockholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act.

17. EFFECTIVE DATE. The Plan shall be effective as of June 1, 2003, subject to its approval by shareholders of the Company. Subject to earlier termination pursuant to Section 16 of this Plan, the Plan shall have a term of five years from its effective date.

                                                                       EXHIBIT C

                  2004 MANAGEMENT INCENTIVE COMPENSATION PLAN
                     OF THE BANK OF NEW YORK COMPANY, INC.

1. PURPOSE. The purpose of the 2004 Management Incentive Compensation Plan of The Bank of New York Company, Inc. (the "Plan") is to promote the financial interests of The Bank of New York Company, Inc. (the "Company") and its subsidiaries, including its growth, by (i) attracting and retaining officers and key personnel possessing outstanding ability; (ii) motivating officers and key personnel by means of performance-related incentives; and (iii) providing incentive compensation opportunities which are competitive with those of other major banking companies.

2. DEFINITIONS.  The following definitions are applicable to the Plan:

          "Average Shareholders' Equity" means the average of the daily amounts of shareholders' equity during the Plan Year as shown on the Company's consolidated balance sheet.

          "Board of Directors" means the Board of Directors of the Company.

          "Compensation Committee" means the Compensation and Organization Committee of the Board of Directors.

          "Covered Employee" means, for any Plan Year, the Company's Chief Executive Officer (or an individual acting in such capacity) and any employee of the Company or its subsidiaries who, in the discretion of the Committee for purposes of determining those employees who are "covered employees" under Section 162(m) of the Internal Revenue Code, is likely to be among the four other highest compensated officers of the Company for such Plan Year.

          "Incentive Fund" means the amount available for awards under the Plan with respect to each Plan Year. Such amount shall in no event, however, exceed 10% of the amount by which Income exceeds 7% of the Average Shareholders' Equity for the Plan Year.

          "Income" for any year means the consolidated net income of the Company for such year, as reported to shareholders. This amount shall be adjusted to exclude to the extent, if any, determined by the Compensation Committee, unusual or non-recurring items of income and expense.

          "Participant" means an employee of the Company or its subsidiaries who is selected to participate in the Plan.

          "Plan Year" means the calendar year.

3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee, which shall in no event have as a member a person entitled to an award under the Plan. A majority of the Compensation Committee shall constitute a quorum, and the acts of a majority of the members present, or acts approved in writing by a majority of the Compensation Committee without a meeting, shall be the acts of the Compensation Committee.

Subject to the express provisions of the Plan, the Compensation Committee shall have authority to:

          (i) select the Participants;

          (ii) determine the size of the awards to be made under the Plan, subject to Section 5 hereof; and

          (iii) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

4. PARTICIPATION. Participants in the Plan shall be selected for each Plan Year from those employees of the Company and its subsidiaries who have contributed, or have the capacity for contributing, in a substantial measure to the successful performance of the Company for that Plan Year. No director who is not an employee of the Company or any of its subsidiaries may be a Participant in the Plan. No employee shall at any time have a right to be selected as a Participant in the Plan for any Plan Year, to be entitled automatically to an award, nor, having been selected as a Participant for one Plan Year, to be a Participant in any other Plan Year.

5. MAXIMUM AMOUNT AVAILABLE FOR AWARDS. The maximum amount which may be paid as awards for any Plan Year shall be limited to the amount of the Incentive Fund for that year. If the accounting rules or principles to which the Company is subject are changed, or if the Company elects to change its method of accounting, after the effective date of the Plan so as to materially change, in the judgment of the Compensation Committee, the manner in which Income is determined, the Compensation Committee may make such adjustments as it deems advisable in order to arrive at substantially the same amounts as would have been derived if the accounting rules, principles or methods applicable on the effective date of the Plan were in effect. The amount of the Incentive Fund shall be computed by the Company in accordance with the Plan.

6. DETERMINATION OF AWARDS. Subject to the provisions of Section 5 hereof, (i) the Compensation Committee shall determine the total amount of awards for each Plan Year, and (ii) the Compensation Committee (or its delegate, with respect to non-Covered Employees) shall determine the award for each Participant, taking into consideration, as it deems appropriate, the individual performance for the Plan Year of the Participant.

7. AWARDS TO COVERED EMPLOYEES. Notwithstanding anything contained herein to the contrary, the award for any Plan Year to a Participant who is a Covered Employee may be determined on the basis of the achievement by (a) the Company of a target total shareholder return, earnings per share or stock price, or (b) the Company or a specified business unit of (i) a specified target operating or net income, return on assets or business diversification, (ii) a specified target return on equity, (iii) one or more operating ratios or results, (iv) market share, (v) cash flow, (vi) expense or cost control, (vii) favorable comparison to competitors, or (viii) the accomplishment of or the meeting of thresholds related to mergers, acquisitions, dispositions or similar extraordinary business transactions, or any combination of the above. If an award is made on such basis, the Compensation Committee shall establish such goals prior to the beginning of the Plan Year (or such later date as may be prescribed by the Internal Revenue Service for purposes of Section 162(m) of the Internal Revenue
Code). The Compensation Committee may, in its discretion, reduce or eliminate an award to a Covered Employee, notwithstanding the achievement of a specified target. Awards to each Covered Employee for each Plan Year will be limited to 0.2% of the Company's pre-tax income for such Plan Year as reported to shareholders. An award for a Plan Year to a Participant who is a Covered Employee may, in the discretion of the Compensation Committee, provide that in the event of the Participant's termination of employment during the Plan Year for any reason, such award will be payable only (A) if the applicable target is achieved and (B) to the extent, if any, as the Compensation Committee shall determine. Any award paid with respect to a Plan Year under this Section shall not be subject to the provisions of Section 5, 6 or 9 hereof, but shall reduce the amount of the Incentive Fund for such Plan Year.

8. PAYMENT OF AWARDS. Awards under the Plan shall be paid in cash within 90 days of the close of the Plan Year. An award to a Participant who is a Covered Employee may, in the discretion of the Compensation Committee, be paid in whole or in part with restricted shares of common stock of the Company ("Stock") to be awarded under The Bank of New York Company, Inc. 1999 Long-Term Incentive Plan or any successor plan. The number of restricted shares so awarded shall be determined by dividing the dollar value of the award to be paid in Stock by the closing price of the Stock on the New York Stock Exchange (the "NYSE") at the NYSE's official closing time on the date the award is paid or, if there are no sales of Stock on the NYSE on such date, the closing price of the Stock on the last previous day on which a sale on the NYSE is reported. An award to a non-Covered Employee Participant made to a person employed at a non-U.S. office of the Company or subsidiary thereof may by made in such tax-advantaged non-cash form (not including Company securities or derivatives thereof) as may be authorized by the Chief Executive Officer of the Company.

9. TERMINATION OF EMPLOYMENT. A Participant shall not be entitled to receive payment of an award, unless the Compensation Committee determines otherwise, if at any time prior to payment of the award (i) the Participant's employment terminates for any reason, including retirement, or (ii) the Participant gives or receives notice of termination for any reason, including retirement.

10. NO ASSIGNMENTS AND TRANSFERS. A Participant shall not assign, encumber or transfer his rights and interests under the Plan and any attempt to do so shall render those rights and interests null and void.

11. NO RIGHTS TO AWARDS OR EMPLOYMENT. No employee of the Company or its subsidiaries or other person shall have any claim or right to be granted an award under this Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or its subsidiaries.

12. WITHHOLDING TAX. The Company shall deduct from all amounts paid any taxes required by law to be withheld with respect to such payments.

13. AMENDMENT OR TERMINATION. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time.

14. EFFECTIVE DATE.  The Plan shall be effective as of January 1, 2004.

15. TERM. Subject to earlier termination pursuant to the provisions of Section 13, the Plan shall have a term of ten years from its effective date.

                            [BANK OF NEW YORK LOGO]

                     THREE ALTERNATE WAYS TO VOTE YOUR PROXY
                      VOTE BY TELEPHONE, INTERNET OR MAIL
                         24 HOURS A DAY - 7 DAYS A WEEK
               SAVE YOUR COMPANY MONEY - IT'S FAST AND CONVENIENT

                                    TELEPHONE
                                 1-866-814-2812

      -     Use any touch-tone telephone.

      -     Have your Proxy Form in hand.

      -     Enter the Control Number located in the box below.

      -     Follow the simple recorded instructions.

                                       OR

                                    INTERNET
                        HTTPS://WWW.PROXYVOTENOW.COM/BNY

      -     Go to the website address listed above.

      -     Have your Proxy Form in hand.

      -     Enter the Control Number located in the box below.

      -     Follow the simple instructions.

                                       OR

                                      MAIL

      -     Mark, sign and date your Proxy Card.

      -     Detach card from Proxy Form.

      -     Return the card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. IF YOU HAVE SUBMITTED YOUR PROXY BY TELEPHONE OR THE INTERNET THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.

                                 1-866-814-2812
                             CALL TOLL-FREE TO VOTE

                          ----------------------------

                               CONTROL NUMBER FOR
                          TELEPHONE OR INTERNET VOTING
                          ----------------------------

  -- DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET --



[ ]   SIGN, DATE AND RETURN THIS                          VOTES MUST BE X
      PROXY CARD PROMPTLY USING                           INDICATED (X) IN
      THE ENCLOSED ENVELOPE.                              BLACK OR BLUE INK. [X]

            MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4:

1. ELECTION OF DIRECTORS:

      FOR               WITHHOLD
      ALL  [ ]          FOR ALL   [ ]         EXCEPTIONS*  [ ]


      Nominees: Messrs. 01 - Biondi, 02 - Donofrio, 03 - Griffith, 04 - Hassell, 05 - Kogan, 06 - Kowalski, 07 - Luke, 08 - Malone, 09 - Myners, 10 - Ms. Rein, Messrs. 11 - Renyi, 12 - Richardson and 13 - Roberts (INSTRUCTIONS:
      TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S NAME ON THE FOLLOWING BLANK LINE.)
      Exceptions* ______________________________________________________

                                                                FOR     AGAINST    ABSTAIN
2.   Ratification of Auditors.                                  [ ]       [ ]        [ ]

3.   Approval of 2003 Long-Term Incentive Plan.                 [ ]       [ ]        [ ]

4.   Approval of 2004 Management Incentive Compensation Plan.   [ ]       [ ]        [ ]



                MANAGEMENT RECOMMENDS A VOTE AGAINST PROPOSAL 5:


                                                                FOR     AGAINST    ABSTAIN
5. Shareholder Proposal with respect to
     political contributions.                                   [ ]       [ ]        [ ]

I agree to access future Proxy Statements
and Annual Reports electronically.                                                   [ ]

Indicate Address Change and/or Comments
on the back of the card and Mark Here                                                [ ]

----------------

S C A N  L I N E

----------------

Please sign exactly as the name appears hereon. If stock is held in names of joint owners, both should sign.

Date                      Share Owner sign here          Co-Owner sign here

--------------------      ---------------------------    -----------------------

                             YOUR VOTE IS IMPORTANT
                                PLEASE VOTE TODAY



                       THE BANK OF NEW YORK COMPANY, INC.
                       ONE WALL STREET, NEW YORK, NY 10286

                                      PROXY

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Thomas J. Mastro, Kevin C. Piccoli and Bruce W. Van Saun as proxies each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Bank of New York Company, Inc. held of record by the undersigned on March 24, 2003 at the Annual Meeting of Shareholders to be held on May 13, 2003 or any adjournment thereof.

      UNLESS OTHERWISE SPECIFIED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR PROPOSAL (2), FOR PROPOSAL (3), FOR PROPOSAL (4) AND AGAINST PROPOSAL (5). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      Address Changes/Comments

------------------------------------          THE BANK OF NEW YORK COMPANY, INC.
------------------------------------          P.O. BOX 11198
------------------------------------          NEW YORK, N.Y. 10203-0198



Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

                            [BANK OF NEW YORK LOGO]

                       A REMINDER ABOUT OUR ANNUAL REPORT

In support of the continued focus on cost control, The Bank of New York Company, Inc. Annual Report will not be distributed to active employees who own Company stock through any of the Company's benefit plans. Employees who separately own Company stock outside of the benefit plans, registered in their name(s) or in street name, will continue to receive a copy of the Annual Report.

The Annual Report is available on the Company's web page at www.bankofny.com

Any employee who owns Company stock in benefit plans can request a paper copy of the Annual Report via email to kjuliano@bankofny.com or by sending a written request, along with a self-addressed interoffice envelope, to:

                Kathleen F. Juliano, Public Relations, BN-OWS-31



                          -- DETACH PROXY CARD HERE --



[ ]   SIGN, DATE AND RETURN THIS                          VOTES MUST BE X
      PROXY CARD PROMPTLY USING                           INDICATED (X) IN
      THE ENCLOSED ENVELOPE.                              BLACK OR BLUE INK. [X]

            MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4:

1. ELECTION OF DIRECTORS:

      FOR               WITHHOLD
      ALL  [ ]          FOR ALL   [ ]         EXCEPTIONS*  [ ]


      Nominees: Messrs. 01 - Biondi, 02 - Donofrio, 03 - Griffith, 04 - Hassell, 05 - Kogan, 06 - Kowalski, 07 - Luke, 08 - Malone, 09 - Myners, 10 - Ms. Rein, Messrs. 11 - Renyi, 12 - Richardson and 13 - Roberts (INSTRUCTIONS:
      TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S NAME ON THE FOLLOWING BLANK LINE.)
      Exceptions* ______________________________________________________

                                                                FOR     AGAINST    ABSTAIN
2.   Ratification of Auditors.                                  [ ]       [ ]        [ ]

3.   Approval of 2003 Long-Term Incentive Plan.                 [ ]       [ ]        [ ]

4.   Approval of 2004 Management Incentive Compensation Plan.   [ ]       [ ]        [ ]



                MANAGEMENT RECOMMENDS A VOTE AGAINST PROPOSAL 5:


                                                                FOR     AGAINST    ABSTAIN
5. Shareholder Proposal with respect to
     political contributions.                                   [ ]       [ ]        [ ]

I agree to access future Proxy Statements
and Annual Reports electronically.                                                   [ ]

Indicate Address Change and/or Comments
on the back of the card and Mark Here                                                [ ]

----------------

S C A N  L I N E

----------------

Please sign exactly as the name appears hereon.

Date                      Employee Signature

--------------------      ------------------------------------------------------

                             YOUR VOTE IS IMPORTANT
                                PLEASE VOTE TODAY



                      EMPLOYEES' PROFIT SHARING PLAN FUND D
                         EMPLOYEES' STOCK OWNERSHIP PLAN
                                       AND
                        EMPLOYEES' INCENTIVE SAVINGS PLAN
                       THE BANK OF NEW YORK COMPANY, INC.
                       ONE WALL STREET, NEW YORK, NY 10286

                                      PROXY

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      This card provides voting instructions for shares held in the Employees' Stock Ownership Plan, Employees' Incentive Savings Plan and Fund D under the Employees' Profit Sharing Plan.The undersigned hereby directs the respective fiduciary of each plan in which the undersigned holds shares of The Bank of New York Company, Inc. Common Stock to vote all whole shares of The Bank of New York Company, Inc. Common Stock held in the undersigned's name and / or account under such plan on March 24, 2003 in accordance with the instructions given on the reverse hereof, at the Annual Meeting of Shareholders to be held on May 13, 2003 or any adjournment thereof.

      UNLESS OTHERWISE SPECIFIED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR PROPOSAL (2), FOR PROPOSAL (3), FOR PROPOSAL (4) AND AGAINST PROPOSAL (5). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                     Address Changes/Comments
THE BANK OF NEW YORK COMPANY, INC.              --------------------------------
101 BARCLAY ST                                  --------------------------------
A-LEVEL - PROXY DEPT.                           --------------------------------

Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

[THE BANK OF NEW YORK COMPANY, INC. LOGO]
                                              A REMINDER ABOUT OUR ANNUAL REPORT


In support of the continued focus on cost control, The Bank of New York Company, Inc. Annual Report will not be distributed to active employees who own Company stock through any of the Company's benefit plans. Employees who separately own Company stock outside of the benefit plans, registered in their name(s) or in street name, will continue to receive a copy of the Annual Report.

The Annual Report is available on the Company's web page at www.bankofny.com

Any employee who owns Company stock in benefit plans can request a paper copy of the Annual Report via email to kjuliano@bankofny.com or by sending a written request, along with a self-addressed interoffice envelope, to:

                Kathleen F. Juliano, Public Relations, BN-OWS-31



                           - DETACH PROXY CARD HERE -

[ ]  SIGN, DATE AND RETURN THIS         VOTES MUST BE          [X]
     PROXY CARD PROMPTLY USING          INDICATED (X) IN
     THE ENCLOSED ENVELOPE.             BLACK OR BLUE INK.

            MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4:

1.   ELECTION OF DIRECTORS:

        FOR                   WITHHOLD
        ALL      [ ]          FOR ALL      [ ]          EXCEPTIONS*     [ ]


     Nominees: Messrs. 01 - Biondi, 02 - Donofrio, 03 - Griffith, 04 - Hassell, 05 - Kogan, 06 - Kowalski, 07 - Luke, 08 - Malone, 09 - Myners, 10 - Ms. Rein, Messrs. 11 - Renyi, 12 - Richardson and 13 - Roberts (INSTRUCTIONS:
     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S NAME ON THE FOLLOWING BLANK LINE.)

     Exceptions* ______________________________________________________


                                                                        FOR     AGAINST   ABSTAIN

2.   Ratification of Auditors.                                          [ ]        [ ]       [ ]

3.   Approval of 2003 Long-Term Incentive Plan.                         [ ]        [ ]       [ ]

4.   Approval of 2004 Management Incentive  Compensation Plan.          [ ]        [ ]       [ ]
   MANAGEMENT RECOMMENDS A VOTE AGAINST PROPOSAL 5:


                                                                        FOR     AGAINST   ABSTAIN

5. Shareholder Proposal with respect to
     political contributions.                                           [ ]        [ ]       [ ]


I agree to access future Proxy Statements and Annual
Reports electronically.                                                                      [ ]


Indicate Address Change and/or Comments
on the back of the card and Mark Here                                                        [ ]


                                             SCAN LINE


                                             Please sign exactly as the name
                                             appears hereon.


                                    Date     Employee Signature
                                    --------------------------------------------

                                    --------------------------------------------

                             YOUR VOTE IS IMPORTANT
                                PLEASE VOTE TODAY




                         EMPLOYEES' STOCK PURCHASE PLAN
                       THE BANK OF NEW YORK COMPANY, INC.
                       ONE WALL STREET, NEW YORK, NY 10286

                                      PROXY

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints Thomas J. Mastro, Kevin C. Piccoli and Bruce
W. Van Saun as proxies each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Bank of New York Company, Inc. held of record by the undersigned on March 24, 2003 at the Annual Meeting of Shareholders to be held on May 13, 2003 or any adjournment thereof.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR PROPOSAL (2), FOR PROPOSAL (3), FOR PROPOSAL (4) AND AGAINST PROPOSAL (5). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


     Address Changes/Comments

----------------------------------            THE BANK OF NEW YORK COMPANY, INC.
                                              101 BARCLAY ST
----------------------------------            A LEVEL - PROXY DEPT.

----------------------------------


Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

[THE BANK OF NEW YORK COMPANY, INC. LOGO]

          TO PARTICIPANTS IN THE EMPLOYEES' PROFIT SHARING PLAN FUND D, EMPLOYEES' STOCK PURCHASE PLAN, EMPLOYEES' INCENTIVE SAVINGS PLAN AND THE
                         EMPLOYEES' STOCK OWNERSHIP PLAN

ENCLOSED IS THE PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS OF THE BANK OF NEW YORK COMPANY, INC.

ALSO ENCLOSED ARE ONE OR MORE PROXY CARDS ENABLING YOU TO VOTE THE FULL SHARES HELD FOR YOUR ACCOUNT IN EACH PLAN IN WHICH YOU ARE A PARTICIPANT (FRACTIONAL SHARE INTERESTS ARE NOT VOTED).

EMPLOYEES' STOCK PURCHASE PLAN Please mark your vote, sign and date the enclosed proxy card to vote whole shares held in your account in the Employees' Stock Purchase Plan.

EMPLOYEES' STOCK OWNERSHIP PLAN, EMPLOYEES' INCENTIVE SAVINGS PLAN, AND FUND D UNDER THE EMPLOYEES' PROFIT SHARING PLAN Shares held in these accounts are voted by the trustee(s) of each plan. You instruct the trustee(s) how to vote the whole shares in your account in these plans by marking your vote, signing and returning the proxy card(s) in the enclosed envelope.

         YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY CARD(S) TODAY!

                                                             J. MICHAEL SHEPHERD
                                                             SECRETARY

                           ON COMPANY STATIONERY


                                                                April     ,2003






BECAUSE OF THE POSSIBILITY OF
DELAYS IN THE MAIL, PLEASE SIGN AND
RETURN THE ENCLOSED PROXY EVEN IF
YOU RETURNED THE ORIGINAL.


                                  A REMINDER
                                  ----------


Dear Shareholder:


        We have previously sent to you proxy material relating to the Annual Meeting of Shareholders to be held on Tuesday, May 13, 2003.

        According to our latest records, we have not yet received your proxy for this meeting.

                           YOUR VOTE IS IMPORTANT

        Regardless of the number of shares you own, please SIGN AND RETURN your proxy TODAY in the envelope provided or VOTE BY TELEPHONE OR INTERNET.

        You can save your Company money by responding promptly.

        Thank you for your cooperation.



                                                             Very truly yours,



                                                             J. Michael Shepherd
                                                             Secretary






                           PLEASE ACT PROMPTLY

                                                        April    , 2003




To All Employee Shareholders:

                                A REMINDER
                                ----------

        We have previously sent to you proxy material relating to the Annual Meeting of Shareholders to be held on Tuesday, May 9, 2000.

        Since the proposals to be voted on are particularly important, we urge you to give the proxy materials your immediate attention.

        YOUR VOTE IS IMPORTANT, regardless of how many or how few shares you own.

        IF YOU HAVE NOT ALREADY VOTED, PLEASE SIGN AND RETURN YOUR PROXY TODAY, IN THE ENVELOPE PROVIDED TO YOU.

        You can help your Company avoid further expense and delay by responding promptly.

        Thank you for your cooperation.

Follow up letter to employees:

                NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN,
                           YOUR VOTE IS IMPORTANT!

        If you have not already done so, please complete and return your proxy card(s) today.

        Doing so will save your company money.